UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
April 8, 2025
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). This year’s meeting will be held in virtual meeting format only via live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online during the Annual Meeting by logging on to www.meetnow.global/MA5DAKF using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card.
The meeting will take place on Wednesday, May 21, 2025, at 10:00 a.m. Central Time. At this year’s meeting, you will be asked to vote on the following proposals:

	Proposals	Recommended Vote
1	Election of three Class B Directors identified in the proxy statement.	FOR
2	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.	FOR
3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	FOR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the Annual Meeting and a Proxy Statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and over the Internet.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or vote by telephone or Internet prior to the meeting. This ensures that your shares of United Fire Group, Inc.’s Common Stock will be represented and voted at the meeting, even if you cannot attend.
James W. Noyce
Chairperson of the Board of Directors

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
Notice of 2025 Annual Meeting of Shareholders of United Fire Group, Inc.
Date and time: Wednesday, May 21, 2025, at 10:00 a.m. Central Time.
Place: Virtually via live audio webcast. Shareholders will be able to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”), submit questions and vote online by logging on to www.meetnow.global/MA5DAKF at the Annual Meeting date and time using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
Items of business: At the Annual Meeting, we will ask shareholders to:
1.    Elect three Class B Directors identified in the attached proxy statement for three-year terms expiring in 2028.
2.    Ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
3.    Approve, on an advisory basis, the compensation of our named executive officers.
4.    Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.
Who can vote: You can vote if you were a shareholder of record on March 24, 2025.
On or about April 8, 2025, we will begin mailing to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Board of Directors recommends that shareholders vote FOR the election of each director nominee named in Proposal 1 of the Proxy Statement and FOR Proposals 2 and 3.
By Order of the Board of Directors,
Sarah E. Madsen, Senior Vice President, Chief Legal Officer & Corporate Secretary
Dated April 8, 2025, at Cedar Rapids, Iowa
Your vote is important. Instructions on how to vote are contained in this Proxy Statement and in the Notice Regarding the Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

i

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UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 21, 2025
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 21, 2025, at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year’s Annual Meeting will be held in virtual meeting format only via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetnow.global/MA5DAKF using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
With respect to shares of our $0.001 par value common stock (“Company Common Stock”) held in the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustee of the 401(k) Plan to direct the Trustee as to how to vote the shares held in the plan.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the date of the Annual Meeting.
The Company anticipates that the Notice will be mailed to shareholders and participants in the 401(k) Plan beginning on or about April 8, 2025.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2025: The Notice of the Annual Meeting, this Proxy Statement, the 2024 Annual Report on Form 10-K and the 2024 Annual Report to Shareholders are available at: https://ir.ufginsurance.com.

ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the Notice of the Annual Meeting, including (i) the election of three Class B Directors identified in the attached proxy statement to serve three-year terms expiring in 2028, (ii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 and (iii) the approval, on an advisory basis, of the compensation of our named executive officers. Our management team will also report on our performance during fiscal year 2024. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to, and will be available to respond to appropriate shareholder questions.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to submit questions during the Annual Meeting and vote online by logging on to www.meetnow.global/MA5DAKF using your 15-digit control number provided with the Notice or on your proxy card.
The Annual Meeting will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual shareholder meeting login page.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a shareholder of record (i.e., you hold your shares registered in your name through Computershare Trust Company, N.A., our transfer agent and registrar), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or on your proxy card that you received with this Proxy Statement to attend the meeting.
If you hold your shares through an intermediary, such as a broker, bank, or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register in advance to attend the Annual Meeting virtually on the Internet, you must submit a legal proxy that reflects proof of your proxy power. The legal proxy will show your holdings in Company Common Stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.
Requests for registration should be directed as follows:
•    By email: Forward the email from your broker, bank, or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•    By mail: Computershare, United Fire Group, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001. If you submit materials by mail, please also provide your e-mail address.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 16, 2025. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Who may attend the Annual Meeting?
All shareholders of record as of March 24, 2025 (the “Record Date”) or their duly appointed proxies may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must register as described above under “How do I register to attend the Annual Meeting virtually on the Internet?”
May shareholders ask questions at the Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we will answer questions that are pertinent to the Company and the Annual Meeting matters, as time permits. Shareholders will have the ability to submit questions online during the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A., our transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on the Record Date, there were 25,393,131 shares of Company Common Stock issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records and you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank, or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you from such other institution. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares and bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under “How do I register to attend the Annual Meeting virtually on the Internet?”.
401(k) Plan Participants
If you are a participant in our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through the 401(k) Plan, voting your proxy also serves as confidential voting instructions to the Trustee of the 401(k) Plan (Principal Financial Group). The Trustee will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50% plus one share) of Company Common Stock represented either virtually during the live webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy but lacks discretionary power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025 is the only matter to be presented at the Annual Meeting that is considered a “routine” matter, and brokers have the discretionary power to vote on this matter without any instructions from the beneficial owners. Each of the other matters to be presented at the Annual Meeting are considered “non-routine.”
Therefore, if you hold your shares in “street name” you should give voting instructions to your broker, bank, or other nominee, to ensure your shares are counted in the election of directors and the advisory vote to approve executive compensation. Broker non-votes will have no effect on the voting results of the matters presented at the Annual Meeting.

How do I vote my shares?
You may vote in the following ways:
•    Virtually during the Annual Meeting: See the instructions above under “How can I attend the Annual Meeting?” and “How do I register to attend the Annual Meeting virtually on the Internet?”.
•    By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Eric J. Martin and Sarah E. Madsen. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this Proxy Statement, FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 and FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers.
•    By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•    Over the Internet: You may go to the website listed on your proxy card to vote your shares over the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or over the Internet is 12:00 a.m. Central Time on Wednesday, May 21, 2025. When prompted, you will need to enter the 15-digit control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated, and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank, or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank, or other nominee in its discretion without having received voting instructions from you.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised and vote cast at the Annual Meeting by:
•    delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;
•    delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•    executing and delivering a later-dated proxy;
•    voting again by telephone or over the Internet; or
•    attending virtually and voting during the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the expenses of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation materials to beneficial owners. We have engaged Georgeson Inc. to assist with the solicitation of proxies for an estimated fee of $16,500 plus reimbursement for reasonable out-of-pocket costs and expenses for its services.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed the Notice to shareholders beginning on or about April 8, 2025. The Notice describes the matters to be considered at the Annual Meeting and how shareholders may access the proxy materials over the Internet. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents.
•Anti-Hedging and Anti-Pledging Policy
•Code of Ethics and Business Conduct
•Committee Charters — Audit Committee, Compensation and Human Capital Committee, Executive Committee, Investment Committee, Nominating and Governance Committee, and Risk Management Committee
•Corporate Governance Guidelines
•Disclosure Policy
•Diversity, Equity, and Inclusion Policy
•Human and Labor Rights Policy
•Insider Trading Policy
•Investment Policy Statement
•Recovery of Erroneously Awarded Compensation Policy
•Third-Party Code of Conduct
In addition, copies of our Articles of Incorporation and Bylaws are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Articles of Incorporation and Bylaws are also available free of charge on the SEC’s EDGAR website at www.sec.gov.
Delivery of One Set of Annual Meeting Materials to Shareholders in a Single Residence
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies and helps to minimize the environmental impact of the Annual Meeting. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed Proxy Statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request via regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St., Ste 1600, Louisville, KY 40202.
Shareholders who currently receive multiple copies of their proxy materials and would like to request householding should submit a written request to: Computershare Trust Company, N.A. at either address above.
Please include the Company’s name, United Fire Group, Inc., and your account number(s), in any correspondence regarding householding. Street name shareholders wishing to cancel or request householding of their proxy materials should contact their brokers directly.
Electronic Availability of Proxy Materials
Electronic versions of our Notice of the Annual Meeting, this Proxy Statement and 2024 Annual Report to Shareholders are available on our public website, http://ir.ufginsurance.com by selecting Financial Documents and then Annual Reports and Proxy. The information provided on our website is not part of this Proxy Statement and is not incorporated herein by this reference.

BOARD OF DIRECTORS
Our Board of Directors currently consists of 11 directors. The current membership includes: James W. Noyce (Chairperson), John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Matthew R. Foran, Mark A. Green, Kevin J. Leidwinger, Lura E. McBride, George D. Milligan and Susan E. Voss.
Corporate Governance
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents. The following describes the governance practices used by the Board of Directors.
Board Size, Composition and Independence Determination
Our Board of Directors currently consists of 11 members, divided among three classes (Class A, Class B and Class C). Mr. Noyce serves as the Chairperson.
The Board of Directors requires a majority of our directors to be independent, as defined by The Nasdaq Global Select Market (“Nasdaq”) in its listing rules (the "Nasdaq Listing Rules"). The Board of Directors determines director independence by applying the definition of independence contained in the applicable Nasdaq Listing Rules, both for purposes of Nasdaq’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation and Human Capital Committee (“Compensation Committee”) to be comprised entirely of independent directors.
The Board of Directors has analyzed the independence of each director who served on the Board of Directors during 2024 and each director nominee and determined that 10 of our 11 existing directors are independent within the meaning of the Nasdaq Listing Rules. Mr. Leidwinger, our President and Chief Executive Officer, is the only director deemed not independent.
Qualifications, Skills and Diversity of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director nominees, including incumbent nominees. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under the heading “Director Nomination Process” in this Proxy Statement.
All our incumbent directors and nominees possess both the specific minimum qualifications and the desirable qualities or skills. The following charts reflect the qualifications, key skill sets and diversity of our nominees and continuing directors.

Director Qualifications and Experience	John Paul Besong	Scott Carlton	Brenda Clancy	Christopher Drahozal	Matthew Foran	Mark Green	Kevin Leidwinger	Lura McBride	George Milligan	James Noyce	Susan Voss
Academia & Education				X
Accounting		X	X							X
Actuarial										X
Senior Administration	X	X	X		X	X	X	X	X	X	X
Business Operations	X	X	X		X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X
Finance & Capital		X	X		X	X		X		X	X
Industry Service			X		X	X	X		X	X	X
Investment					X	X	X		X	X
Marketing					X	X	X	X
Regulatory & Government				X							X
Risk Management		X	X		X	X	X	X	X	X
Technology & Systems	X		X		X		X	X

Our directors provide an effective mix of experience and fresh perspective, as shown on the following charts.

The average age is 62 as of April 8, 2025.            The average tenure is 11.7 years.

Board Diversity Matrix
The table below provides certain highlights of the composition of our Board of Directors as of April 8, 2025, with categories as set forth in Nasdaq Listing Rule 5605(f).

	Total Number of Directors:			11
	Female.	Male.	Non-Binary.	Did Not Disclose Gender.
Gender Identity
Directors	3	8	—	—
Demographic Background
African American or Black	—	1	—	—
White	3	7	—	—

Attendance at Director and Shareholder Meetings
The full Board of Directors met four times during 2024. All the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and each of the committees on which they served. Our Corporate Governance Guidelines require directors to attend our Annual Meeting, except for absences due to causes beyond the reasonable control of the director. All directors serving at the time of the 2024 Annual Meeting of Shareholders attended that meeting.
Director Retirement
According to our Bylaws, each director must submit his or her resignation from the Board of Directors no later than the first day of February after he or she reaches age 72, and such resignation must be effective no later than the next annual meeting.

Director Stock Ownership
We believe that non-employee directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our Articles of Incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock within five years of first being elected to the Board of Directors. A non-employee director shall not sell any shares of Company Common Stock received as a result of an award: (a) if the non-employee director has not met the stock ownership requirement; or (b) if the sale would cause the ownership of the non-employee director to fall below the stock ownership requirement.
Current beneficial stock ownership for each director can be found in the table under “Security Ownership of Certain Beneficial Owners” in this Proxy Statement. All our current directors comply with our stock ownership guidelines.
Board Leadership Structure
Our Board of Directors is led by an independent Chairperson. We believe that this is the most appropriate leadership structure for our Board of Directors at this time because we recognize the benefits of separating the Chief Executive Officer and Chairperson roles to provide for strong independent leadership of the Board of Directors while allowing the Chief Executive Officer to focus more completely on setting the strategic direction for our Company and providing day-to-day leadership.
Our Board of Directors does not have a formal policy requiring the positions of Chairperson and Chief Executive Officer to be separate and may decide from time to time to change our approach based on what is in the best interest of the Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time our Chairperson is not an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.
Our independent Chairperson is responsible for the effective functioning of the Board of Directors and generally has the following duties:
•    Provide guidance to our Chief Executive Officer and facilitate effective communication and relationships between the Board of Directors and management;
•    Set agendas for Board of Directors meetings and take steps to ensure that the Board of Directors is receiving accurate and timely information on matters relevant to their duties;
•    Preside at all shareholder and director meetings; and
•    Speak on behalf of the Board of Directors when necessary or appropriate.
The Board of Directors has six standing committees: an Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the applicable committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, http://ir.ufginsurance.com by selecting Overview and then Governance Documents, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“Executive ERM Committee”) that includes our President & Chief Executive Officer, Executive Vice President & Chief Financial Officer, Executive Vice President & Chief Operating Officer, Senior Vice President & Chief Legal Officer, Senior Vice President & Chief Human Resources Officer, Senior Vice President & Chief Risk Officer, Senior Vice President & Chief Underwriting Officer, Senior Vice President & Chief Administrative Officer, Senior Vice President & Chief Claims Officer, Senior Vice President & Chief Actuary, Senior Vice President – Field Operations, Vice President & Chief Marketing Officer, and Director of Internal Audit.
The Executive ERM Committee meets independently of the Risk Management Committee, with a representative from the Risk Management Committee in attendance. Members of the Executive ERM Committee are invited to attend and participate in meetings of the Risk Management Committee. During 2024, the Executive ERM Committee met on

a quarterly basis to implement risk management strategies. During its meetings, the Executive ERM Committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks and identifies potential additional risks.
Collectively, the Risk Management Committee and the Executive ERM Committee have identified two broad categories of risks faced by our Company: insurance risk and operational risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology and cybersecurity, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures. In addition, the Executive ERM Committee is reviewing issues related to artificial intelligence ("AI"). The Executive ERM Committee is currently developing an AI Acceptable Use Policy for the Risk Management Committee to review and approve.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the Executive ERM Committee and our Risk Management Committee. The work of our Executive ERM Committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the utilization of tools such as the CATography Underwriter™ tool, designed to aid in the evaluation and mitigation of our Company’s business risks.
The Risk Management Committee also reviews and evaluates the Company’s identification, assessment and management of risks associated with environmental, social and governance (“ESG”) matters, including but not limited to climate change and ESG-related emerging risks.
Cybersecurity risk oversight is a focus area of our Risk Management Committee and the full Board of Directors. The Risk Management Committee's charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. The Risk Management Committee receives a quarterly cybersecurity update from the Chief Administrative Officer, which is shared with the full Board of Directors. The Board of Directors discusses cybersecurity matters and risks on a quarterly basis or more frequently, as needed, at the recommendation of the Risk Management Committee. For more information, please refer to Item 1C, Cybersecurity, in our Annual Report on Form 10-K for the year ended December 31, 2024.
In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the Audit Committee has been charged with primary oversight of financial, accounting and securities related risks, and the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the Audit Committee, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Recovery of Erroneously Awarded Compensation Policy
To further align management’s interests with the interest of shareholders and support good governance practices, the Board of Directors has adopted a Recovery of Erroneously Awarded Compensation Policy (“Clawback Policy”) applicable to incentive-based compensation to executive officers. In the event the Company is required to prepare an accounting restatement due to errors, omissions or fraud, the Board of Directors may direct the Company to recover from each of the executive officers the excess value received from any incentive award over the value actually earned based on the restated performance. The Board of Directors adopted a revised Clawback Policy, effective August 18, 2023, in accordance with recently adopted final rules under the Dodd-Frank Act and Nasdaq Listing Rules. Our Clawback Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview, then Governance Documents, and then Recovery of Erroneously Awarded Compensation Policy.
Anti-Hedging and Anti-Pledging Policy
Our policies do not permit our directors or executive officers, including our named executive officers or employees, to “hedge” their ownership by: (a) trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s equity or debt securities; or (b) purchasing financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, directors and officers are not permitted to hold securities of the Company in margin accounts or to pledge securities of the Company as collateral for loans. The Board of Directors adopted a revised Anti-Hedging and Anti-Pledging Policy, effective August 18, 2023. Our Anti-Hedging and Anti-Pledging Policy may be obtained free of charge by writing to

United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Investors, then Overview, then Governance Documents and then Anti-Hedging and Anti-Pledging Policy.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees and is reviewed annually by our Nominating and Governance Committee. In its most recent review, the Board of Directors adopted a revised Code of Ethics and Business Conduct, effective August 18, 2023. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com by selecting Overview, then Governance Documents and then Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct sets forth certain expectations of business conduct and identifies various violations of the code and establishes procedures regarding the reporting of such violations. The Code of Ethics and Business Conduct also sets forth the Company's policies related to anti-money laundering, anti-bribery, and anti-corruption. The Company conducts mandatory annual training on the aforementioned topics. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our non-employee directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See “Director Compensation” in this Proxy Statement for a description of our directors’ compensation program and the fees paid to our non-employee directors during 2024.
Executive Sessions of Independent Directors
The independent directors meet in an executive session following each meeting of the Board of Directors. The Chairperson of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present. Four executive sessions were held in 2024.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.
ESG Initiatives and Oversight
We recognize that our internal and external stakeholders are increasingly focused on our approach to corporate responsibility, including ESG matters. In response, United Fire Group, Inc. has implemented a cross-functional approach to ensure human capital initiatives and sustainability matters are incorporated into our core business operations and our strategic plan. We understand that prioritizing our people and the planet is critical to our ability to deliver on our promise of value to our shareholders.
In addition to engaging our leaders in ESG initiatives, the Board of Directors also evaluates and oversees risks related to ESG matters and has revised the committee charters to reflect these additional responsibilities. Our Nominating and Corporate Governance Committee oversees our ESG policies and practices generally, and reviews our voluntary ESG disclosures, goals, and metrics that we provide. The Audit Committee, in its oversight of financial risk exposures, internal controls and financial reporting, reviews policies, processes, and internal controls for collecting ESG data to ensure disclosures containing ESG data are accurate, reliable, and consistent. The Compensation Committee oversees our human capital management and diversity, equity and inclusion initiatives and corporate culture matters, and reviews and approves our human rights and diversity, equity and inclusion policies. The Investment Committee reviews risks related to our investment portfolio, with oversight of any responsible investment strategies and associated risks (in consultation with the Risk Management Committee). The Risk Management Committee reviews and evaluates the Company’s identification, assessment, and management of risks such as climate change and ESG-related emerging risks, as well as coordinates with other committees of the Board of Directors on ESG risks specific to such committees’ areas of oversight.
During 2024 and early 2025, highlights of our ESG initiatives and achievements included:
Environmental
•WELL v2 Building Certification (Platinum Status): In 2024, we maintained our platinum WELL V2 Building designation for the American Building. In addition to completing rigorous air and thermal testing, we have been successful in upholding all required quality metrics throughout the year. The WELL Building Standard, a leading global framework, focuses exclusively on the ways that buildings and organizations can improve employee comfort, drive better choices, and enhance health and well-being. Organizations are given three years to complete all performance testing and documentation. We are proud to be the first insurance company in the United States to achieve platinum status WELL certification.
•Responsible Scaling of Corporate Real Estate: We continue to evaluate our space needs in support of on-going flexible working arrangements. During 2024, we consolidated our Cedar Rapids home office space, subleasing a portion of our security building. Additionally, we decommissioned our Los Angeles office building site, and right sized our Sacramento, Denver and Phoenix offices. From the beginning of 2022 through the end of 2024, we successfully decreased our real estate footprint by over 32%.
•Net-Zero Waste Initiative: We continued to embrace the opportunity for environmental stewardship in 2024 with excellent results from the net-zero waste program that was initiated in 2022. We successfully diverted 17 tons of waste from the landfill, composted nearly eight tons of materials, and continued to save on janitorial costs by utilizing "UFGreen" stations and encouraging our employees to separate their own compost and recycling in 2024.
•Reduced Carbon and GHG Emissions: From 2022 through the end of 2024 we minimized the size of our fleet by 28% and reduced miles driven by 38%. This reduction significantly decreased our carbon footprint and reduced GHG emissions. In 2024, we implemented a sustainability platform that will allow us to measure, manage, and report out on targeted sustainability efforts. In addition, we have continued to disclose comprehensive annual sustainability reporting relative to established targets on office square footage usage, utility usage, fleet vehicle carbon emissions, net zero metrics, energy performance, building emissions, fuel performance, water performance, and GHG emissions.
•Restoration of the Community Tree Population: In 2024 we partnered with “Planting Forward” in support of tree restoration post-derecho that damaged nearly 1,000,000 trees and seven acres of tree canopy in Linn County, Iowa. We subsidized the effort by giving away 155 trees to our employees, promoting a healthier environment and repairing our damaged ecosystem.
Social
•Implementation of Discretionary Time Off: In January 2024, we transitioned from paid time off (PTO) to discretionary time off (DTO), allowing employees the ability to take time off at their reasonable discretion. This benefit provides employees with improved freedom and flexibility to balance the responsibilities of both their professional and personal lives.
•Expansion of Paid Parental Leave: In 2024, the Company enhanced its paid parental leave benefit to allow for up to 240 hours (6 weeks) of paid parental leave to employees following the birth, adoption, or foster care of an employee's child, or for the intended parent of a child born via surrogate.
Governance
•Reviewed and Refreshed all Board-Approved Policies: In 2024, we reviewed, and in some instances, revised, all Board of Directors committee charters, as well as our Code of Ethics and Business Conduct, Anti-Hedging and Anti-Pledging Policy, Corporate Governance Guidelines, Disclosure Policy, Recovery of Erroneously Awarded Compensation Policy, Human and Labor Rights Policy, and Insider Trading Policy (as discussed further below).
•Revised Insider Trading Policy: We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq Listing Rules.
•Adopted Amended and Restated Bylaws: In February 2024, we revised the corporate bylaws to be consistent with universal proxy rules and enhanced our notice procedures so that any shareholder proposals and director candidates advanced by shareholders for inclusion in the Company’s proxy would be accompanied by more complete disclosure. The Board of Directors adopted the Amended and Restated Bylaws which were subsequently approved by the departments of insurance in the states where we do business.
•Revised Executive Officer Stock Ownership Guidelines: In August 2024, we updated and revised our Executive Officer Stock Ownership Guidelines ("Guidelines") to reflect current best practices for share retention requirements. The revisions further align the interests of our executive officers with that of our stockholders.
Committees of the Board
The current membership of the six standing committees of the Board of Directors is shown in the following table:

Director Name	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Executive Director
Kevin J. Leidwinger			M	M		M
Independent Directors
John-Paul E. Besong	M					M
Scott L. Carlton	M, F	M	M	M
Brenda K. Clancy	C, F	M	M
Christopher R. Drahozal	M		M			M
Matthew R. Foran				M		C
Mark Green		M		C	M	M
Lura E. McBride		M			M
George D. Milligan	M		M	M	C
James W. Noyce, Chairperson of the Board	M, F	M	C		M
Susan E. Voss		C		M		M

M = Member | C = Chair | F = Audit Committee Financial Expert
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter, which requires that each member of the Audit Committee be an independent director. All the members of the Audit Committee are independent under the Nasdaq Listing Rules, applicable law and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Messrs. Carlton and Noyce and Ms. Clancy each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Other duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; and, if necessary, conducting independent inquiries. The Audit Committee also reviews policies, processes, and internal controls for collecting ESG data. The Audit Committee met four times during 2024, including one time in a joint session with the Risk Management Committee.
Compensation Committee
All the members of our Compensation Committee are independent under the Nasdaq Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange Act. No Compensation Committee member is an employee or former employee of our Company, its subsidiaries, or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment as a member of the committee.
Compensation Committee Interlocks and Insider Participation
During 2024, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under the heading “Transactions with Related Persons” in this Proxy Statement.
Responsibilities and Authority
The role of the Compensation Committee is to assist the Board of Directors in satisfying its responsibilities relating to the compensation of our senior executive officers and directors as well as the review of our human capital management practices. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our named executive officers can be found under the heading “Compensation Discussion and Analysis” in this Proxy Statement. During 2024, the Compensation Committee engaged the services of Mercer LLC ("Mercer") as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by Mercer, see the "Compensation Discussion and Analysis" in this Proxy Statement. The Compensation Committee also oversees the Company’s policies, processes and practices relating to human capital matters, such as executive development, talent management, workforce diversity, equity and inclusion programs, and workplace environment and corporate culture. The Compensation Committee met six times during 2024.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met four times during 2024.
Investment Committee
The Investment Committee develops the Investment Policy Statement and oversees the performance of the Company's external investment management firm, New England Asset Management ("NEAM"). The Investment Committee reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. In addition, the Committee is responsible for ensuring that the investments made by NEAM are permissible and in accordance with applicable law. The Investment Committee met four times during 2024.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see “Risk Oversight by the Board of Directors” in this Proxy Statement. The Risk Management Committee met four times during 2024, including one time in a joint session with the Audit Committee.
Nominating and Governance Committee
All of the members of our Nominating and Governance Committee are independent under the Nasdaq Listing Rules and the applicable rules and regulations of the SEC. The Nominating and Governance Committee is responsible for reviewing all director nominees, including incumbents, and making recommendations of nominees to the entire Board of Directors. The Nominating and Governance Committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying, and reviewing related person transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee also oversees and provides input regarding the Company’s policies, strategies, programs, and any goals that may be established from time to time related to ESG matters, as well as any public disclosures relating thereto. The Nominating and Governance Committee met five times during 2024.

Director Nomination Process
The Nominating and Governance Committee has adopted a written policy regarding the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:
•    Each candidate must be prepared to represent the best interests of all our shareholders and not just one particular constituency.
•    Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.
•    Neither the candidate nor the candidate’s family members (as defined in the Nasdaq Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.
•    Each candidate must, as a director, agree to participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.
•    Our Articles of Incorporation require that every director is also a shareholder. Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by the non-employee director stock ownership guidelines adopted by our Board of Directors.
The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:
•    Each candidate should contribute to the Board of Directors’ overall diversity, which is broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race and ethnicity), as well as other differentiating characteristics.
•    Each candidate should be able to contribute positively to the existing chemistry and collaborative culture among the directors.
•    Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes, and potential contributions.
The Nominating and Governance Committee identifies and screens director candidates and makes its recommendations for directors to the Board of Directors. The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:
•    the candidate’s personal qualifications as discussed above;
•    the past and potential contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;
•    the need for a director to possess particular attributes or particular experience or expertise; and
•    other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.
Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with the same requirements applicable to director nominations set forth in Sections 8 and 9 of Article I of our Bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures discussed below.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any “related person,” as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has, or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the Nominating and Governance Committee) to approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are not considered related party transactions: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount more than $120,000. Except for pre-approved transactions, the Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Item 404 of Regulation S-K if the amount involved exceeded $120,000.
There were no related person transactions since the beginning of 2024 and there are no such currently proposed transactions.
Communicating with the Board of Directors
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors or individual directors. To communicate with our Board of Directors or individual directors regarding issues of concern to or about our Company, access ethicshotline.ufginsurance.com, call toll free by telephone at 1-800-461-9330, or write to our Audit Committee at United Fire Group, Inc., Attn: Audit Committee Chair — Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Senior Vice President, Chief Legal Officer & Corporate Secretary, Sarah E. Madsen, and Audit Committee Chair, Brenda K. Clancy, are responsible for reviewing and reporting such communications to our Board of Directors and individual directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations for the 2026 Annual Meeting
To be eligible for inclusion in the proxy materials for the annual meeting of shareholders in 2026 (the “2026 Annual Meeting”), a shareholder proposal must be received by our Corporate Secretary by the close of business on December 9, 2025. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2026 Annual Meeting, or any director nomination for our 2026 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on January 21, 2026 and no later than the close of business on February 20, 2026, respectively. Proposals and nominations must be delivered to our Chairperson at United Fire Group, Inc., Attn: Chairperson of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
According to our Articles of Incorporation, minority shareholders who collectively hold at least one-fifth of our outstanding Company Common Stock are entitled to nominate a proportionate number of directors as set forth in Article VII, Section 1(e) of our Articles of Incorporation. Shareholders nominating directors pursuant to this provision must also comply with the provisions of our Bylaws governing director nominations.
In addition to satisfying the requirements regarding director nominations in our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than 15 and no less than nine members, with the exact number fixed by the Board of Directors. The membership of our Board of Directors is currently fixed at 11, divided among three classes (Class A, Class B and Class C).
The three individuals identified as continuing Class B directors have, upon the recommendation of the Nominating and Governance Committee, been nominated for election to our Board of Directors at this year’s Annual Meeting.
Director Nominees
Directors (Class B) — Terms Expiring in 2025

John-Paul E. Besong Age 71 Director since 2013	Mr. Besong has a strong technical, business and management background, having previously held the position of Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft. He was appointed Senior Vice President and Chief Information Officer in 2003, serving until 2015. Since 2015, Mr. Besong has served as a director of QCR Holdings, Inc. of Moline, Illinois, a multi-bank holding company. Mr. Besong is a strong community supporter and member of various industry and community boards. He serves on the board of directors of Lean Aerospace Initiative (LAI), Junior Achievement of Eastern Iowa (Cedar Rapids Area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa (“TAI”) CIO Advisory Board, where he serves as a member and former chair of the executive board of TAI. Mr. Besong’s business background provides him with a very strong understanding of technological advances critical to the insurance industry. The Board of Directors believes that Mr. Besong’s qualifications to serve as director include his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company.
Matthew R. Foran Age 44 Director since 2022	Mr. Foran brings extensive experience in the insurance technology sector and investment experience to the Board of Directors. Mr. Foran is Co-Founder and President of Stoic Lane, Inc., a private equity holding company in Chicago, Illinois, positions he has held since 2021. Mr. Foran is also a Trustee of the American College of Financial Services, a private college focused on professional training for financial practitioners. From 2018 to April of 2021, he was Head of Alternative Distribution at The Hartford Insurance Group, an investment and insurance company. Mr. Foran’s background includes serving as leader of IVANS Marketplace at Applied Systems, an insurance technology and software company, from 2015 to 2018; as a board member of GuideOne Insurance from 2015 to 2018; as Founder and CEO at EvoSure, LLC, an early InsurTech firm that was acquired by Applied Systems, from 2012 to 2015; as Director of Strategy and Operational Planning and Execution at Zurich North America from 2009 to 2012; and in a business development role at Marsh USA, Inc. from 2004 to 2009. Mr. Foran graduated from the University of Illinois with a degree in Economics.

James W. Noyce Age 69 Director since 2009	Mr. Noyce has a strong business, accounting, and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and Director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and Director (2007-2009), Chief Financial Officer (1996-2007), and Chief Administrative Officer (2002-2007). From January 2000 to July 2002, he was Executive Vice President and General Manager of the property casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From January to May 2016, Mr. Noyce served as Interim CEO of the Greater Des Moines YMCA while the organization performed a search for a permanent CEO. Since 2009, Mr. Noyce has served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company, and was named Board Chairman in April 2018. Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007. He is also an audit committee financial expert.

Vote Required and Board Recommendation
Directors in uncontested elections are elected by a majority vote of the shares, represented either virtually or by proxy, and entitled to vote in the election at the Annual Meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “AGAINST” votes are counted against the election of a director. Abstentions will have the same effect as a vote against the director.
The Board of Directors recommends a vote FOR the election to the Board of each of the three director nominees identified in this Proxy Statement.

Continuing Directors
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.
Directors (Class A) — Terms Expiring in 2026

Scott L. Carlton Age 56 Director since 2012	Mr. Carlton has a strong international business background and extensive experience within the finance and accounting functions in a global public company. He is currently the President of Tokai Carbon GE LLC, the US subsidiary of Tokai Carbon, a global leader in carbon-based materials, a position he has held since 2017. Prior to this position, Mr. Carlton was the President of SGL Carbon LLC (“SGL Carbon”) for 10 years, leading the U.S. companies of SGL Carbon, a leading worldwide manufacturer of carbon-based products. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon, and in that capacity was responsible for the controlling, finance, and accounting functions. Since beginning his career with SGL Carbon in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the U.S. Mr. Carlton holds a bachelor’s degree in financial management, a Master of Business Administration degree from the University of North Carolina at Charlotte and completed the Senior Executive Education Program at the London Business School. Mr. Carlton also has insurance experience on both a domestic and international scale. He is a Certified Director within the National Association of Corporate Directors (“NACD”) and was previously a director of the Carolina chapter of the NACD. Mr. Carlton serves on the board of E4 Carolinas of Charlotte, North Carolina. Mr. Carlton is a first cousin by marriage to Mr. Drahozal, another director of the Company.
Brenda K. Clancy Age 70 Director since 2016	Ms. Clancy has a wealth of valuable experience in the insurance industry, having most recently served as the Global Chief Technology Officer for AEGON N.V. (“AEGON”) (2013-2016), which is a multinational life insurance, pensions and asset management company headquartered in The Hague, Netherlands. AEGON is a parent company of Transamerica Corporation, an American holding company for various life insurance companies and investment firms doing business primarily in the United States, offering life and supplemental health insurance, investments, and retirement services. Throughout her 40-year career with AEGON, Ms. Clancy held numerous financial leadership positions including President of Transamerica Life Insurance Company (2008-2016), Executive Vice President and Chief Operating Officer of Transamerica Life Insurance Company (2004-2008), Senior Vice President, Information & Finance and Treasurer of Life Investors Insurance Co. of America (1997-2004), and Vice President and Controller of Life Investors Insurance Co. of America (1992-1997). She was actively involved in all major acquisitions, strategy development, change initiatives and business integration. Ms. Clancy served as a Director for UnityPoint Health, a nonprofit healthcare organization operating in Iowa, Illinois, and Wisconsin until December 31, 2022. She is also an audit committee financial expert.

Kevin J. Leidwinger Age 61 Director since 2022	Kevin J. Leidwinger serves as President and Chief Executive Officer of the Company. He joined the Company in August 2022 to lead the Company through its ongoing transformation, bringing 30 years of industry experience to the role. Mr. Leidwinger previously served as President and Chief Operating Officer of CNA Commercial in Chicago, a property and casualty business insurance company, from June 2015 to April 2022. Prior to joining CNA in 2015, he held the role of Global Casualty Manager for Chubb, responsible for the company’s worldwide portfolio of general liability, workers compensation, excess umbrella, auto, environmental and errors and omissions business. Mr. Leidwinger is a graduate of Dickinson College in Carlisle, Pennsylvania. He was named 2021 board chair of the National Council on Compensation Insurance (NCCI).
Susan E. Voss Age 69 Director since 2014	Ms. Voss joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners. In 2019, Voss became VP of Government Relations and retired on December 31, 2019. Prior to joining American Enterprise Group, Inc., Ms. Voss founded her own consulting firm in 2013, Voss Consulting, LLC, which provides consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then-Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee. Ms. Voss is also a member of the Board of Directors for NCCI-the National Council of Compensation Insurers and Everlake Life Insurance Company. Ms. Voss brings regulatory and compliance expertise to the Board of Directors.
Directors (Class C) — Terms Expiring in 2027

Mark A. Green Age 57 Director since 2022	Mr. Green is an Independent Insurance Consultant with Atchley Consulting, an insurance consulting company, since July of 2022. While at Atchley, Mr. Green also served as Operating Partner at Vistria Group, a private equity firm in Chicago, Illinois, from 2021 to 2024. Mr. Green has an extensive background in the insurance sector with business development roles, as well as investment experience. In addition to his role at Vistria Group, Mr. Green was selected to serve as an Executive Board Member at MGT Insurance, an insurance tech startup, in October 2023. Prior to joining Vistria Group in 2021, he served for five years at Kemper Corporation, a specialized insurance provider, as Executive Vice President of Business Development and Reinsurance, and Executive Vice President and President of Life and Health. From 2009 to 2016, Mr. Green gained valuable experience in various roles at Allstate Corporation, including as Vice President and Senior Vice President at Allstate Financial, President of Ivantage from 2013 to 2015, President of Allstate Dealer Services from 2014 to 2015, and President of Encompass Insurance Company from 2015 to 2016. Prior to joining Allstate, Mr. Green worked for various other companies in the insurance industry from 1995 to 2009. He holds a bachelor’s degree from Macalester College, and a Master of Business Administration degree from Columbia University.

Christopher R. Drahozal Age 63 Director since 1997	Mr. Drahozal is the John M. Rounds Professor of Law at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. During Fall 2015 and Fall 2018 he was the Mason Ladd Distinguished Visiting Professor of Law at the University of Iowa College of Law. He is on the Board of Directors of The McIntyre Foundation. From 2012 to 2016, Mr. Drahozal served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on matters related to the use of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton, another director of the Company. Mr. Drahozal is an internationally known scholar whose writing focuses on the law and economics of dispute resolution, particularly arbitration.
Lura E. McBride Age 53 Director since 2020	Lura E. McBride is the President & CEO at Van Meter Inc. ("Van Meter"), a one-hundred percent employee-owned electrical and automation distributor, a position she has held since 2016. She previously served as Chief Operating Officer at Van Meter since 2010. In this role, she has responsibility for the overall vision, direction, and growth strategy of Van Meter, which employs over 800 employee-owners in 25 locations across Iowa, Nebraska, Kansas, Virginia, Alabama, Wisconsin, and Minnesota. She has experience building strong leadership and a high performing culture to create lasting value for customers, supplier partners, communities, and employee-owners. She serves on the Van Meter Board of Directors, the Werner Electric Supply Board of Directors and the National Association of Electrical Distributors (NAED). Prior to joining Van Meter in 2008, she worked for almost 15 years at Accenture, a global management consulting company based out of Chicago, Illinois. Her work experience was in the areas of Systems Integration, Change Management, Human Performance, Knowledge Management, Business Process Design and Program Management. Ms. McBride graduated from the University of Iowa with degrees in Finance and Marketing. In the community, Ms. McBride serves on various boards and committees including The Tippie School of Business Advisory Board, Tanager Place, The Hall-Perrine Foundation, Unity Point St. Luke’s Hospital, Iowa BIG and the Cedar Rapids Police Chief Council.
George D. Milligan Age 68 Director since 1999	Mr. Milligan has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company. Mr. Milligan serves as a director on the loan committee and nominating and governance committee of the West Bancorporation, Inc. Board of Directors. Mr. Milligan previously served as director of Allied Life Insurance Company. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, and the Variety Club of Iowa.

PROPOSAL TWO — RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information About Our Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2025 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Articles of Incorporation, Bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Fees Billed to United Fire Group, Inc. During 2024 and 2023
The following table represents the total fees billed for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2024, and December 31, 2023, respectively:

Services	2024 Fees ($)	2023 Fees ($)
Audit(1)	$1,600,000	$1,520,000
Audit-Related(2)	29,832	129,000
Tax(3)	321,060	181,492
All Other	—	—
Total Fees	$1,950,892	$1,830,492

(1)    Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.
(2)    Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements but are not reported as “Audit” fees.
(3)    Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2024 and 2023 related to tax compliance, tax advice, or tax planning services rendered to us.
Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2024 and 2023.
Vote Required and Board Recommendation
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the ratification of the appointment of Ernst & Young LLP, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2025.
Report of the Audit Committee*
February 2025
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met four times during 2024, including one time in a joint session with the Risk Management Committee.
The Audit Committee has:
•    reviewed and discussed the audited Consolidated Financial Statements with management;
•    discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•    received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and
•    discussed with the independent auditor, the auditor’s independence.
The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2025, and recommends that the shareholders ratify the appointment.
Brenda K. Clancy, Chair
John-Paul E. Besong
Scott L. Carlton
Christopher R. Drahozal
George D. Milligan
James W. Noyce
*    This Report of the Audit Committee is not “soliciting material” and is not deemed “filed” with the SEC. The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.

PROPOSAL THREE — SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Say-On-Pay Advisory Vote
As required pursuant to Section 14A of the Exchange Act, shareholders can vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results and consider the constructive feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2023 Annual Meeting of Shareholders with respect to the frequency of future Say-on-Pay votes, the Board had decided to include a Say-on-Pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future Say-on-Pay votes.
As discussed in the “Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:
•    Our executive compensation program encourages executive decision-making that is aligned with the long-term interests of our shareholders;
•    Bonuses and performance stock unit awards for named executive officers are tied to specific performance goals;
•    We encourage long-term stock ownership by our executive officers with award features such as time-based vesting;
•    We maintain stock ownership guidelines for our executive officers; and
•    Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.
The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in the Proxy Statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”
Vote Required and Board Recommendation
Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the resolution regarding executive compensation, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of the Record Date, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares of common stock beneficially owned:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding (%)
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	3,612,427	14.2%
Dee Ann McIntyre (2) 1218 Bishops Lodge Rd Santa Fe, NM 87501	2,984,332	11.8%
The Vanguard Group (3) 100 Vanguard Blvd Malvern, PA 19355	1,333,649	5.3%
Dimensional Fund Advisors LP (4) 6300 Bee Cave Rd, Building One Austin, TX 78746	1,483,515	5.8%
EARNEST Partners LLC (5) 1180 Peachtree St NE Ste 2300 Atlanta, GA 30309	1,260,893	5.0%

(1)    Based on a Schedule 13G (Amendment No. 3) filed with the SEC on 1/23/2024, the number of securities beneficially owned by BlackRock, Inc. as of December 31, 2023, includes: 3,563,865 shares for which it holds sole voting power and 3,612,427 shares for which it holds sole dispositive power.
(2)    Based on a Schedule 13G (Amendment No. 8) filed with the SEC on 2/13/2025, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2024, includes: 2,534,969 shares for which Mrs. McIntyre holds sole voting and dispositive power and 449,363 shares for which Mrs. McIntyre holds shared voting and dispositive power.
(3)    Based on a Schedule 13G (Amendment No. 11) filed with the SEC on 10/4/2024, the number of securities beneficially owned by The Vanguard Group as of September 30, 2024, includes: 12,973 shares for which is holds shared voting power, 1,301,068 shares for which it holds sole dispositive power and 32,581 shares for which it holds shared dispositive power.
(4)    Based on a Schedule 13G (Amendment No. 15) filed with the SEC on 2/9/2024, the number of securities beneficially owned by Dimensional Fund Advisors LP (“Dimensional”) through various funds and accounts as of December 29, 2023, includes: 1,449,857 shares for which it holds sole voting power and 1,483,515 shares for which it holds sole dispositive power. Dimensional disclaims beneficial ownership of such securities.
(5)    Based on a Schedule 13G (Amendment No. 25) filed with the SEC on 9/10/2024, the number of securities beneficially owned by EARNEST Partners, LLC as of August 31, 2024, includes: 894,915 shares for which it holds sole voting power, 147,925 shares for which it holds shared voting power, and 1,260,893 shares for which it holds sole dispositive power.

Security Ownership of Management
The following table sets forth certain information regarding the beneficial ownership of our Company Common Stock as of the Record Date, with respect to each of our directors, director nominees, named executive officers and all our directors and executive officers as a group. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)		Percent of Common Stock Outstanding (%)
John-Paul E. Besong	23,807		*
Scott L. Carlton	267,403	(2)	1.05%
Brenda K. Clancy	16,089		*
Christopher R. Drahozal	800,120	(3)	3.15%
Matthew R. Foran	9,762		*
Mark A. Green	10,562		*
Steven D. Hernandez	24,349		*
Kevin J. Leidwinger	121,275	(4)	*
Sarah E. Madsen	20,484	(5)	*
Eric J. Martin	46,849	(6)	*
Lura E. McBride	12,961	(7)	*
George D. Milligan	80,065		*
James W. Noyce	28,816	(8)	*
Julie A. Stephenson	71,837	(9)	*
Susan E. Voss	20,638	(10)	*
All directors and executive officers as a group	1,555,017		6.12%

*    Represents less than 1% of the issued and outstanding shares of Company Common Stock as of March 24, 2025.
(1)    The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership. None of the shares disclosed in the table are pledged as security. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Company Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days from March 24, 2025, and Company Common Stock issuable upon the vesting of restricted stock units (“RSU”) within 60 days from March 24, 2025, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)    Includes 206,087 shares owned individually by Mr. Carlton and 61,316 shares owned in accounts for the benefit of Mr. Carlton’s children.
(3)    Includes 8,262 shares owned individually by Mr. Drahozal, 40,011 shares owned by a revocable trust FBO Mr. Drahozal, 243,086 shares owned by a revocable trust FBO Mr. Drahozal’s wife, 441,863 shares owned by The McIntyre Foundation, of which Mr. Drahozal and his wife serve as directors, and 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees.
(4)    Includes 92,355 shares owned individually by Mr. Leidwinger and stock options for 28,920 shares that are exercisable by Mr. Leidwinger on or before 60 days from March 24, 2025.
(5)    Includes 14,343 shares owned individually by Ms. Madsen, 575 shares held in a personal 401(k) account, and stock options for 5,566 shares that are exercisable by Ms. Madsen on or before 60 days from March 24, 2025.
(6)    Includes 35,291 shares owned individually by Mr. Martin and stock options for 11,558 shares that are exercisable by Mr. Martin on or before 60 days from March 24, 2025.
(7)    Includes 12,861 shares owned by Ms. McBride individually and 100 shares owned in a joint brokerage account with her husband.
(8)    Includes 27,316 shares owned individually by Mr. Noyce and 1,500 shares held in a trust account for Mr. Noyce’s wife.
(9)    Includes 63,149 shares owned individually by Ms. Stephenson and stock options for 8,688 shares that are exercisable by Ms. Stephenson on or before 60 days from March 24, 2025.
(10)    Includes 20,538 shares owned individually by Ms. Voss and 100 shares owned jointly with Ms. Voss’s husband.

EQUITY COMPENSATION PLAN INFORMATION
The United Fire Group, Inc. 2021 Stock and Incentive Plan authorizes the Board of Directors to grant stock options and other stock awards to employees of the Company or its subsidiaries and affiliates, with 4,050,000 shares initially reserved for such awards and 1,335,589 shares remaining available for future issuance on December 31, 2024.
The United Fire Group, Inc. Non-Employee Director Stock Plan authorizes the Board of Directors to grant stock options and restricted stock to non-employee directors, with 450,000 shares initially reserved for such awards and 71,410 shares remaining available for future issuance on December 31, 2024.
The following table shows information, as of December 31, 2024, regarding shares of Company Common Stock authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information — 2024

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	823,914	(2)	32.91	1,406,999	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	823,914		32.91	1,406,999

(1)    The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs or RSUs that have no exercise price.
(2)    Includes 226,127 stock options, 379,964 RSUs, and 217,823 PSUs (assuming probable achievement estimated as of December 31, 2024).
(3)    Includes 1,335,589 shares available for issuance under the United Fire Group, Inc. 2021 Stock and Incentive Plan and 71,410 shares available for issuance under the United Fire Group, Inc. Non-Employee Director Stock Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this Proxy Statement any Reporting Person who failed to timely file a report during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2024, other than the following: a delayed Form 4 for Micah Woolstenhulme, filed on January 16, 2025; and a delayed Form 4 for Kelly Walsh filed on January 22, 2025.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee is responsible for developing the philosophy and structure of the compensation program for our named executive officers and recommends compensation levels to our Board of Directors for approval. This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2024 and our executive compensation philosophy and structure.
Our named executive officers for 2024 are:
•    Kevin J. Leidwinger, President/Chief Executive Officer;
•    Eric J. Martin, Executive Vice President/Chief Financial Officer;
•    Julie A. Stephenson, Executive Vice President/Chief Operating Officer;
•    Steven D. Hernandez, Senior Vice President/Chief Human Resources Officer(1); and
•    Sarah E. Madsen, Senior Vice President/Chief Legal Officer.
(1)Mr. Hernandez commenced employment as our Chief Human Resources Officer in May 2024.
Consideration of Say-on-Pay Results
In 2024, approximately 97% of our shareholders who voted on the “say-on-pay” proposal at our 2024 Annual Meeting approved the compensation of our named executive officers as described in our 2024 Proxy Statement and, over the past five years, our shareholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 98% of the votes cast for the Company’s say-on-pay vote. The Compensation Committee carefully considered the results of the 2024 advisory, non-binding shareholder vote, and did not implement any changes to the compensation programs for our named executive officers as a result of the 2024 “say-on-pay” results.
Compensation and Benefits Philosophy
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•    Performance. The Compensation Committee has tied the compensation of our named executive officers to the Company’s achievement of pre-established performance goals. The Compensation Committee considers the individual’s contribution to Company performance and, where applicable, to the performance of his or her functional area. The Compensation Committee and Board of Directors believe that tying each named executive officer’s compensation to the achievement of pre-established performance goals creates an incentive for the executive to achieve the Company’s objectives and further aligns his or her interests with those of our shareholders.
•    Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service relative to performance.
•    Cost. We strive to provide appropriate incentives and motivation to our named executive officers that will continue to increase value to our shareholders by designing compensation programs that we believe are cost-effective and affordable.

Competitive Market Review
Mercer, the Compensation Committee’s independent compensation consultant, assisted the Compensation Committee in analyzing our comparison group and evaluating the competitiveness and design of our 2024 compensation program for our named executive officers. The Compensation Committee used Mercer’s Executive Compensation Review (“Market Analysis”) to evaluate the reasonableness of 2024 salary recommendations for our named executive officers. As described below, the Market Analysis used both comparison group data and published survey data. The Compensation Committee identified the 14-company comparison group noted below to evaluate 2024 compensation decisions, after considering the recommendations of Mercer.
Based on Mercer's recommendation, companies included in the comparison group met the following criteria:
•    Industry group: property and casualty, and multi-line insurance carriers;
•    Revenues between $350 million and $3.2 billion; and

•    Market capitalization between $250 million and $8 billion.

The Compensation Committee included the following 14 companies in the 2024 comparison group used to evaluate its 2024 compensation decisions. This was the same peer group that was used to evaluate 2023 compensation decisions except for (i) the removal of AMERISAFE, Inc., Mercury General Corporation, Palomar Holdings, Inc., Selective Insurance Group, Inc., and Stewart Information Services Corporation, and (ii) the addition of White Mountains Insurance Group, Ltd. and Kinsale Capital Group, Inc., to better position the Company as compared to the composite company size median in the peer group and to maintain the statistical validity of the peer group.
2024 Comparison Group

•American Coastal Insurance Corporation	•Kinsale Capital Corporation
•Argo Group International Holdings, Ltd.	•ProAssurance Corporation
•Donegal Group Inc.	•RLI Corp.
•Employers Holdings, Inc.	•Safety Insurance Group, Inc.
•Global Indemnity Group, LLC	•Tiptree Inc.
•Heritage Insurance Holdings, Inc.	•Universal Insurance Holdings, Inc.
•Horace Mann Educators Corporation	•White Mountains Insurance Group Ltd.
The Market Analysis compared the total direct compensation of our named executive officers to the average of median market data from the comparison group and the industry survey data. While the Compensation Committee reviewed the Market Analysis to evaluate the market competitiveness of the executive compensation program, the Compensation Committee also considered a number of other factors in evaluating the 2024 overall compensation of our named executive officers. These other factors included: (a) the Company’s recent performance; (b) the executive’s experience, responsibilities, and role at the Company; (c) our existing compensation structure; and (d) the relationship in compensation between our named executive officers and our other employees.
Risk Considerations
We believe that the design of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total direct compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for our named executive officers is designed to include, among other things, the following features:
•    a balanced mix of cash-based and equity-based compensation;
•    a balanced mix of short-term and long-term incentives;
•    variable compensation based on a variety of performance goals;
•    threshold performance goals that must be achieved to earn incentives;
•    time-based vesting requirements for equity-based compensation; and
•    stock ownership guidelines.
After reviewing our Company’s compensation plans applicable to all employees, we have determined that none of these plans create risks that are reasonably likely to have a materially adverse effect on the Company.
Annual Compensation Process
Role of Management
Our Chief Executive Officer has a role in determining the compensation of named executive officers other than himself. Guided by the principles discussed under “Compensation and Benefits Philosophy”, our Chief Executive Officer:
•    facilitates the collection and compilation of data for consideration by the Compensation Committee;
•    identifies appropriate performance measures and recommends to the Compensation Committee performance goals that the Compensation Committee may consider in determining short-term and long-term incentive awards; and
•    develops compensation recommendations for each named executive officer position other than his own.

Role of the Compensation Committee and Board of Directors
The Compensation Committee refers to the principles discussed under “Compensation and Benefits Philosophy” to guide it in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews the Chief Executive Officer’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.
Representatives of the Executive Committee and the Compensation Committee meet at the beginning of each year with our Chief Executive Officer to review his goals for the current year, followed by regular meetings with the Chief Executive Officer to review his performance and progress toward those goals. The Compensation Committee then annually reviews and evaluates the goals and objectives of the Chief Executive Officer and his performance in light of those goals and objectives. The Compensation Committee also considers the compensation principles discussed under the heading “Compensation and Benefits Philosophy” as well as each of the Company’s compensation elements, and reviews market data and recommendations from the executive compensation study and Market Analysis prepared by Mercer. Based on that consideration and review, the Compensation Committee annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.
Role of Independent Consultant
Under its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the Compensation Committee evaluates such advisers’ independence by reference to the Nasdaq Listing Rules.
Mercer reported directly to the Compensation Committee and provided services related to named executive officer compensation. During 2024, the Compensation Committee engaged Mercer to advise it on compensation matters for our named executive officers. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•    reviewing and advising on all principal aspects of compensation for our named executive officers, including base salaries, equity awards and annual incentive plan awards for our named executive officers;
•    reviewing and advising the Compensation Committee on compensation for our non-employee directors; and
•    providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies.
Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate the independent compensation consultant. In connection with its engagement of Mercer, the Compensation Committee considered various factors bearing upon their independence including, but not limited to, the amount of fees received by Mercer from the Company as a percentage of its total revenue, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact its independence. After reviewing these and other factors, the Compensation Committee determined that Mercer was independent and that its engagement did not present any conflicts of interest.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored health and welfare benefit plans available generally to all salaried employees of the Company. In addition, we provide nonqualified deferred compensation plans and limited perquisites to our named executive officers as discussed below.
Total Direct Compensation
During 2024, total direct compensation consisted of: (a) base salary; (b) annual performance-based cash awards; and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe:

•    a fair, reasonable and competitive base salary is essential to attract and retain talented executives;
•    annual performance-based cash awards recognize and reward the named executive officer’s role in overall Company performance; and the achievement of individual performance goals; and
•    equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.

Elements of 2024 Target Direct Compensation

Element	Type	Form	Period	Purpose
Annual Base Salary	Fixed	Cash	Ongoing	Attract and retain; recognize individual performance
Annual Incentive Plan	Variable	Cash	1 year	Incentivizes short-term company and individual performance
Long-Term Incentive Plan (“LTIP”)	Variable	RSUs time-based	3-year ratable	Shareholder alignment, incentivizes long-term value creation and retention; represents 50% of total award opportunity
		PSUs performance-based	3-year cliff	Incentivizes long-term company performance, shareholder alignment and encourages retention; represents 50% of total award opportunity
The mix of total direct compensation is shown below for the Chief Executive Officer and, on average, for the other named executive officers. The charts outline the size, in percentage terms, of each element of target total direct compensation at the date of grant. Because these charts illustrate targeted total direct compensation for our executive compensation program, the replacement equity awards received by Mr. Hernandez are excluded from the Other Named Executive Officer chart as they are not viewed as representative of our standard compensation program for named executive officers.
2024 Compensation Mix at Target

Chief Executive Officer

Other Named Executive Officers

Annual Base Salary
We establish base salary levels to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary level by considering a variety of factors, including the executive’s experience and responsibilities, our existing compensation structure, comparison group benchmarking and the executive’s role in maintaining a culture that values our employees. In addition, at the time of hire, we consider the competitive market, the compensation received by the new hire’s prior employer as well as compensation received by the new hire’s predecessor at the Company. The Chief Executive Officer annually recommends to the Compensation Committee the base salary for each executive position other than his own. Mr. Hernandez’s base salary was established by the Compensation Committee in connection with the commencement of his employment and was based on his compensation from his prior employer and internal pay equity.
The following table shows the 2023 and 2024 year-end base salary levels, as approved by the Compensation Committee, for each of our named executive officers:

Annual Base Salary — 2023 and 2024

Name and Principal Position	2023 Base Salary ($)	2024 Base Salary ($)	Change in Base Salary (%)
Kevin J. Leidwinger – President/Chief Executive Officer (1)	750,000	800,000	6.7
Eric J. Martin – Executive Vice President/Chief Financial Officer	484,000	500,940	3.5
Julie A. Stephenson – Executive Vice President/Chief Operating Officer	575,000	595,125	3.5
Steven D. Hernandez – Senior Vice President/Chief Human Resources Officer	N/A	385,000	—
Sarah E. Madsen – Senior Vice President/Chief Legal Officer	370,000	382,950	3.5
(1) In determining Mr. Leidwinger's salary increase, the Compensation Committee took into consideration, among other things, improved Company financial performance and the Market Analysis.

Annual Incentive Plan
Structure & Design
We have an Annual Incentive Plan (“AIP”) that provides annual performance-based cash awards to all Company employees, including all our named executive officers. The AIP ties a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the AIP is to provide a strong financial incentive for all employees to achieve corporate and functional area goals.
To determine the amount of performance-based cash awards for each named executive officer, we used five corporate performance measures that are defined further below: (1) adjusted return-on-equity; (2) written premium growth; (3) net adjusted loss ratio; (4) underwriting expense ratio; and (5) core earnings. The Compensation Committee selected these metrics as AIP performance measures in order to encourage management to focus on balanced growth, profitability, and expense discipline. As illustrated in the table below, we weigh each corporate performance measure and establish threshold, target, and maximum performance goals for each corporate performance measure, with increasingly higher awards for achieving increasingly higher performance. Each named executive officer can receive a performance-based cash award for each corporate performance measure. We pay no performance-based cash award for a corporate performance measure if the threshold goal for that measure is not achieved unless the Compensation Committee exercises discretion.
The AIP also includes an individual performance component, pursuant to which each named executive officer’s annual performance-based award could be decreased to 0% or increased to up to 200% subject to the maximum payouts described below depending on their individual performance against goals established for them at the beginning of the fiscal year by Mr. Leidwinger (with respect to the named executive officers other than himself) or by the Board (with respect to Mr. Leidwinger). Performance with respect to each named executive officer’s individual performance goals is certified by the Board and based on Mr. Leidwinger’s evaluation with respect to named executive officers other than himself, in accordance with the table below:

Individual Performance Factor	Needs Improvement	Achieved Some	Achieved All	Exceeded Some	Exceeded All
Individual Payout (% of Target)	0%	0-80%	80-105%	105-150%	150-200%
Potential awards for our named executive officers ranged from 0% to a maximum of 200% of target based upon the achievement of certain predetermined goals and the considerations set forth in greater detail below. This payout range is consistent across the executive team and aligned with market practice. Awards under the AIP are calculated as follows:

Base Salary	×	Target Bonus Opportunity (%)	×	Corporate Performance Factor (%)	×	Individual Performance Factor (%)	=	Annual Payout Factor

Corporate Performance Measure Selection
•    Adjusted ROE. Adjusted return-on-equity (“Adjusted ROE”) means return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments and adjusted to reflect compensation expense accruals and catastrophe losses at the applicable target levels. The Compensation Committee chose Adjusted ROE as an AIP performance measure because it is viewed as a key performance indicator in our industry and is watched closely by investors. Since Adjusted ROE is a function of both income and shareholders’ equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management, and discourages excessive risk-taking.
•    Written Premium Growth.    Represents gross written premiums recorded during 2024. This includes the core commercial line of business, Surety, Specialty and Alternative Distribution. Written premium growth encourages management to focus on sales performance and expansion in support of growth.
•    Net Adjusted Loss Ratio.    Is our loss ratio calculated in accordance with GAAP. To reduce volatility in the metric, catastrophe losses will be held at the target level in calculating the actual results for purposes of the 2024 AIP. The Compensation Committee selected this measure for inclusion in the 2024 AIP because it encourages management to focus on profitability.
•    Underwriting Expense Ratio. Is calculated in accordance with GAAP, adjusted to reflect compensation expense accruals at the target levels. The Compensation Committee chose underwriting expense ratio as a performance measure under the 2024 AIP because it links to the Company’s expense management strategy in support of profitable growth.
•    Core Earnings. Represents our pre-tax earnings, adjusted to: (1) exclude realized gains/losses from investment income; (2) include catastrophe losses at the plan assumption; (3) exclude prior period reserve development from loss and settlement expense; and (4) exclude non-underwriting expense. The Compensation Committee added core earnings as a performance measure under the 2024 AIP because it removes volatile earnings impacts, allowing management to better assess and compare underlying Company profitability period over period.
AIP Target Bonus Opportunity and Weighting of Corporate Performance Measures — 2024
The following table shows the target bonus opportunity and corporate performance measure weightings for each of our named executive officers for 2024. The target bonus percentages remained the same as compared to 2023 for the named executive officers other than Mr. Hernandez. Mr. Hernandez's target bonus opportunity was established by the Compensation Committee in connection with the commencement of his employment and was based on his compensation from his prior employer and internal pay equity.

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Core Earnings	Written Premium Growth	Net Adjusted Loss Ratio	Underwriting Expense Ratio	Adjusted ROE
Kevin J. Leidwinger	125%	30%	20%	20%	20%	10%
Eric J. Martin	75%	30%	20%	20%	20%	10%
Julie A. Stephenson	110%	30%	20%	20%	20%	10%
Steven D. Hernandez	50%	30%	20%	20%	20%	10%
Sarah E. Madsen	75%	30%	20%	20%	20%	10%
Goal-Setting Process and Achievement
The Compensation Committee annually reviews the threshold, target, and maximum goals for each corporate performance measure in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. AIP goals are designed to be challenging, but achievable, given the economic and market conditions at the time the goals are set, with achievement of the maximum goals designed to be difficult. Consistent with past practices, the 2024 AIP goals were set in February 2024.
The following tables show the 2024 performance goals and achievement for each corporate performance measure and each named executive officer’s certified individual performance factor for 2024.

AIP Goals and Achievement — 2024

	2024 AIP Goals (%)			2024 AIP Achievement (%)
Performance Measures	Threshold	Target	Maximum	Results	Weighted Payout %
Adjusted ROE	2.0%	5.0%	8.0%	7.9%	14.8%
Written Premium Growth (millions)	1,215	1,350	1,485	1,374.1	21.8%
Net Adjusted Loss Ratio	70.0%	67.5%	65.0%	63.5%	30.0%
Underwriting Expense Ratio	35.0%	33.5%	32.0%	35.8%	0.0%
Core Earnings (millions)	25	50	75	81.9	45.0%
				Achievement Level	111.6%

Named Executive Officer	2024 Individual Performance Factor (%)
Kevin J. Leidwinger	107%
Eric J. Martin	107%
Julie A. Stephenson	107%
Steven D. Hernandez	105%
Sarah E. Madsen	105%
Individual Performance Factor Modifier
Other than for Mr. Leidwinger, each participating named executive officer’s payout under the 2024 AIP was subject to an individual modifier (as described above) based on the Compensation Committee’s assessment of individual and business unit performance. The individual modifier may increase or decrease the named executive officer's payout under the 2024 AIP based on individual performance. In making its assessment, the Compensation Committee considered the recommendations of Mr. Leidwinger based on his review of the performance of each participating named executive offcer against the objectives established by the committee at the beginning of the year with respect to the individual performance factor. For 2024, the application of the individual performance factor was determined based on each participating named executive officer’s performance with respect to:
•objective areas that directly impact the financial performance of the Company and align with goals of the Company;
•achieving challenging but attainable levels of profitability;
•effort, expertise, initiative, decision making, and commitment during the calendar year; and
•the need to maintain compensation near market median levels in a competitive market for key talent.
Similarly, Mr. Leidwinger’s 2024 AIP payout was also subject to an individual performance modifier which was determined and evaluated by the Board. The Board considered the same general factors used to evaluate AIP payout for all officers described above. Additionally, with respect to Mr. Leidwinger, the Board’s assessment of his individual performance factor was determined based on his performance of his 2024 CEO goals, which included:
•enhancement of underwriting capabilities, including setting up an underwriting center model office;
•evolve actuarial functions to improve reserving and pricing capabilities;
•improve distribution management;
•continued development of capital management and investor relations;
•decisive execution of key strategic initiatives (including evolving the human resources function and leveraging technology to drive process efficiency) during 2024 to address Company performance; and
•communication with the Board, staff, and improved collaboration and communication among key business unit leaders – particularly with underwriting, claims, and actuary departments.
Payments to named executive officers under our AIP were made in March 2025 for performance during 2024 and are reported in the Summary Compensation Table — 2024 of this Proxy Statement under the Non-Equity Incentive Plan Compensation column.

Long-Term Incentive Plan
Design & Structure
At the beginning of each year, the Compensation Committee grants equity awards based on its review of the competitive market and individual performance. Once the grant level is determined, the Compensation Committee allocates the grant to the then-serving executive officers to a mix of performance stock units (“PSUs”) and restricted stock units (“RSUs”), as summarized below. Beginning in 2024, the Compensation Committee eliminated stock option awards from the mix of annual equity awards granted to our named executive officers in order to better align with competitive market practice. The Company does not schedule its equity grants in anticipation of the release of material non-public information ("MNPI") nor does the Company time the release of MNPI based on equity grant dates.

Grant Type	Allocation (%)	Vesting
PSUs	50	“cliff” vest on the third anniversary of the grant date (assuming achievement of performance goals and continued employment)
RSUs	50	ratable vest in three equal installments on the annual anniversary of the grant date (assuming continued employment)
Grant Type Allocation
PSUs — The PSUs are:
•    earned over a three-year performance period, subject to continued employment;
•    earned only to the extent that goals are achieved among five separate performance measures; and
•    settled in shares of Company Common Stock with vesting between 0% and 200% of the target award based upon the results achieved.
RSUs — The RSUs vest in the three equal installments on the annual anniversary of the grant date and are settled into an equivalent number of shares of Company Common Stock, in each case, generally subject to the executive remaining employed by us through the vesting date. The purposes of the awards are to encourage shareholder alignment, long-term value creation and, by way of the three-year vesting schedule, executive retention. Beginning in 2024, the Compensation Committee determined to update the vesting schedule for RSUs to vest in three annual installments rather than cliff vesting on the third anniversary of the grant date, as they had done in prior years, in order to align with competitive market practice.
Performance Measure Selection
The 2024 PSU performance measures are core earnings (weighted at 30%), written premium growth (weighted at 20%), net adjusted loss ratio (weighted at 20%), underwriting expense ratio (weighted at 20%), and adjusted ROE (weighted at 10%). The Compensation Committee added core earnings as a performance measure for the 2024 PSUs because it removes volatile earnings impacts, allowing management to better assess and compare underlying Company profitability period over period. Please see the “Annual Incentive Plan” section above for a description of these metrics. These goals were selected because they are viewed as key indicators of our successful operation of our long-term operating plan. PSU performance goals are measured over a three-year performance period.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target, and maximum goals for each performance measure of the PSUs to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. The performance goals established for the 2024 PSU grant were designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with vesting at the maximum goal designed to be difficult.
2024 Grant
The 2024 target award opportunities and allocation to each grant type for our participating named executive officers are summarized below. Mr. Hernandez's target award opportunity was established by the Compensation Committee in connection with the commencement of his employment and was based on his compensation from his prior employer and internal pay equity. Mr. Martin's target award opportunity was increased for 2024 in recognition of his success as Chief Financial Officer and to more closely align his total direct compensation with the competitive market.
LTIP Grant — 2024

Named Executive Officer	Total Stock Award ($)	PSUs ($)	RSUs ($)
Kevin J. Leidwinger (1)	1,600,000	800,000	800,000
Eric J. Martin	500,940	250,470	250,470
Julie A. Stephenson	654,638	327,319	327,319
Steven D. Hernandez	231,000	115,500	115,500
Sarah E. Madsen	287,214	143,607	143,607
(1) Mr. Leidwinger's total stock award is inclusive of an additional LTIP award made to him in October of 2024 in order to correct his 2024 LTIP percentage amount. The Compensation Committee determined that the award to Mr. Leidwinger under the Company's 2024 LTIP was inadvertently set at an amount that was 50 percentage points less (as a percentage of his base salary) than the amount of his LTIP award for 2023. Consequently, the Committee approved an award to Mr. Leidwinger under the Company's 2024 LTIP (subject to the same vesting requirements and dates originally established thereunder) of an additional 9,095 RSUs and an additional 9,095 PSUs pursuant to, and in all respect subject to, the terms of the Company's 2024 LTIP for Mr. Leidwinger previously approved by the Committee and the Board.
2022 Grant
The PSUs granted to the then-serving named executive officers in 2022 vested based on performance from January 1, 2022 through December 31, 2024 and service through the third anniversary of the grant date. Based on performance against the pre-established performance goals, the 2022 PSUs vested at 0.0% of target. Pursuant to the terms of his Executive Employment Offer Letter, the minimum achievement level for Mr. Leidwinger’s 2022 PSU award was equal to the target amount.

	2022 PSU Goals			2022 PSU Achievement (%)
Performance Measures	Threshold	Target	Maximum	Results	Weighted Payout %
Adjusted ROE (Three-Year Average)	3%	5%	7%	2.1%	0%
GAAP Combined Ratio (Three-Year Average)	102%	99%	96%	103.3%	0%
				Achievement Level	0%
Additional Compensation
Hernandez Appointment
Pursuant to the terms of Mr. Hernandez's employment, in order to compensate him for equity compensation that he forfeited upon separating from his prior employer, Mr. Hernandez was granted an RSU award with respect to 16,995 shares, which will vest with respect to 7,356 shares on May 15, 2025, and with respect to 9,639 shares on May 15, 2026. In addition, Mr. Hernandez was paid a sign-on bonus in the amount of $128,000.

Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans, including a defined-benefit pension plan and a 401(k) plan with a Company match. The pension plan is discussed further under "Pension Benefits" below.

Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Retirement & Deferral Plan (the “NQDC”) is a non-qualified deferred compensation plan made available to management, including our named executive officers, pursuant to which they may elect to defer a portion of their salary, of which the contribution and earnings are immediately vested at 100%. Notional interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company. The NQDC is discussed further under “Nonqualified Deferred Compensation” below.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. For 2024, we paid country club dues for certain of our named executive officers so they have a club available for business entertainment on our behalf. Perquisites and other personal benefits paid to a named executive officer are reported in the All Other Compensation column of the Summary Compensation Table — 2024.
We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company. In addition, we permit Mr. Leidwinger to use our corporate aircraft for personal travel, and under limited circumstances, directors and other executive officers may be permitted to use the aircraft for personal travel as well.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors’ policy sets forth guidelines for stock ownership by certain of our executive officers, including certain of our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer, which must be achieved within a five-year transition period. The goal of these guidelines is to have our executive officers hold a meaningful stake in our Company.
The table below shows the target number of shares to be owned by each named executive officer subject to these guidelines as of the record date. As of the record date, each named executive officer subject to these guidelines either held the requisite number of shares of Company Common Stock or was appropriately trending to goal during the five-year transition period.

Name	Tier(1)	Target Number of Shares to be Held(2)	Number of Qualifying Shares of Common Stock Held at Record Date
Kevin J. Leidwinger	4	180,514	92,355
Eric J. Martin	3	67,820	35,291
Julie A. Stephenson	3	80,571	24,349
Steven D. Hernandez	2	26,062	63,149
Sarah E. Madsen	2	25,923	14,918

(1)    Equity ownership targets for Mr. Leidwinger as a Tier 4 executive were calculated as the number of shares equal to five times his base salary (increased from four times his base salary). Equity ownership targets for Mr. Martin and Ms. Stephenson as Tier 3 executives were calculated as the number of shares equal to three times base salary (increased from one and one-half times base salary). Equity ownership targets for Mr. Hernandez and Ms. Madsen as Tier 2 executives were calculated as the number of shares equal to one and a half times base salary. The minimum target ownership for each executive officer is determined annually using the executive officer's annual base salary as of March 31 of the applicable year (each such date, a "Measurement Date") and (i) the average daily closing price per share of the Company's Common Stock for the month ending on the Measurement Date or (ii) any other price per share of the Company's Common Stock that the Nominating & Governance Committee deems appropriate.
(2)    Stock that counts towards satisfaction of the stock ownership guidelines includes: (i) shares owned outright by the executive officer or their immediate family members residing in the same household; (ii) RSUs and restructured stock units issued and held by the executive officer (whether vested or unvested); (iii) shares subject to PSUs that have vested and settled in shares, and shares owned through a 401(k) account; and (iv) shares acquired upon stock option exercises that the executive officer continues to hold. Shares subject to unvested PSUs and unexercised options, whether or not vested, do not count towards determining compliance. The target number of shares is the number of shares to be held by the named executive officer within five years of becoming subject to the Executive Officer Stock Ownership Guidelines.

Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Susan E. Voss, Chair
Scott L. Carlton
Brenda K. Clancy
Mark A. Green
Lura E. McBride
James W. Noyce

2024 Summary Compensation Table
Summary Compensation Table — 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin J. Leidwinger President/Chief Executive Officer	2024	787,500	—	1,561,248	—	1,194,120	15,810	43,538	3,602,216
	2023	750,000	309,540	1,125,011	374,998	159,460	—	31,288	2,750,297
	2022	257,813	336,563	818,210	100,942	—	—	38,317	1,551,845
Eric J. Martin EVP/Chief Financial Officer	2024	496,705	20,000	500,932	—	444,844	14,278	20,444	1,497,203
	2023	484,000	147,759	272,260	90,746	70,967	32,222	18,699	1,116,653
	2022	326,563	250,000	496,096	66,799	—	—	15,472	1,154,930
Julie A. Stephenson EVP/Chief Operating Officer	2024	590,094	—	654,642	—	775,107	15,267	24,645	2,059,755
	2023	520,549	617,564	1,525,818	145,247	123,654	—	234,293	3,167,125
Steven D. Hernandez SVP/Chief Human Resources Officer	2024	235,278	128,000	626,980	—	137,849	—	8,983	1,137,090
Sarah E. Madsen SVP/Chief Legal Officer	2024	379,713	—	287,234	—	333,710	11,607	11,500	1,023,764

(1)    The amount reported in this column for Mr. Hernandez for 2024 includes a $128,000 sign-on bonus granted to him in connection with the commencement of his employment representing four months of his foregone bonus and dividends. The amount reported in this column for Mr. Martin for 2024 represents a retention bonus of $20,000, payment of which was subject to his continued employment through April 1, 2024.
(2)    Amounts in this column represent the aggregate grant date fair value for PSUs and RSUs, as applicable, granted during 2024, 2023 and 2022. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The grant date fair value for stock awards is measured based on the closing price of our Company Common Stock on the grant date, and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. Assuming the highest level of performance is achieved for the 2024 PSUs, the maximum value of amounts in this column at the grant date would be as follows: Mr. Leidwinger, $1,561,254; Mr. Martin, $500,940; Ms. Stephenson, $654,638; Mr. Hernandez, $117,639; and Ms. Madsen, $287,213 The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(3)    Amounts in this column represent the aggregate grant date fair value for options granted during 2023 and 2022. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(4)    All employees are eligible to participate in our annual performance-based cash award plan if they are in our employ at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2024 were earned in 2024 but determined and paid in 2025.
(5)    The 2024 amount in this column reflects the change in pension value under the United Pension Plan that is described further in the "Pension Benefits" section and above market earnings under the Company’s nonqualified deferred compensation plan. There were no above market deferred compensation earnings for any named executive officers in 2024.
(6)    All Other Compensation for 2024 includes:

Name	Matching Contributions to 401(k) Plan ($)	Perquisites and Other Personal Benefits ($) (1)	Tax Reimbursement ($)	Total ($)
Kevin J. Leidwinger	11,500	32,038	—	43,538
Eric J. Martin	11,500	8,944	—	20,444
Julie A. Stephenson	11,500	13,145	—	24,645
Steven D. Hernandez	8,983	—	—	8,983
Sarah E. Madsen	11,500	—	—	11,500
(1)For Mr. Leidwinger, the amount shown for perquisites and other personal benefits consists of country club dues paid on his behalf and the incremental costs associated with his personal use of corporate aircraft. For Mr. Martin, the amount shown for perquisites and other personal benefits consists of country club dues paid on his behalf. For Ms. Stephenson, the amount shown for perquisites and other personal benefits consists of country club dues paid on her behalf and costs associated with her personal use of corporate aircraft.
2024 Grants of Plan-Based Awards
The following table details the grants of plan-based awards to our named executive officers in 2024 under the AIP and the United Fire Group, Inc. 2021 Stock and Incentive Plan, as applicable.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)	Maximum (#)
Kevin J. Leidwinger	3/20/2024 (6)	—	—	—	2,729	27,285	54,570	—	—	—	599,997
	3/20/2024 (7)	—	—	—	—	—	—	27,285	—	—	599,997
	—(8)	100,000	1,000,000	1,500,000	—	—	—	—	—	—	—
	10/29/2024 (9)	—	—	—	910	9,095	18,190	—	—	—	180,627
	10/29/2024 (10)	—	—	—	—	—	—	9,095	—	—	180,627
Eric J. Martin	3/20/2024(6)	—	—	—	1,139	11,390	22,780	—	—	—	250,466
	3/20/2024 (7)	—	—	—	—	—	—	11,390	—	—	250,466
	—(8)	37,571	375,705	563,558	—	—	—	—	—	—	—
Julie A. Stephenson	3/20/2024 (6)	—	—	—	1,489	14,885	29,770	—	—	—	327,321
	3/20/2024 (7)	—	—	—	—	—	—	14,885	—	—	327,321
	—(8)	65,464	654,638	981,956	—	—	—	—	—	—	—
Steven D. Hernandez	5/15/2024 (6)	—	—	—	496	4,957	9,914	—	—	—	115,498
	5/15/2024 (7)	—	—	—	—	—	—	4,957	—	—	115,498
	5/15/2024(11)	—	—	—	—	—	—	16,995	—	—	395,984
	—(8)	19,250	192,500	288,750	—	—	—	—	—	—	—
Sarah E. Madsen	3/20/2024 (6)	—	—	—	653	6,531	13,062	—	—	—	143,617
	3/20/2024 (7)	—	—	—	—	—	—	6,531	—	—	143,617
	—(8)	28,721	287,213	430,819	—	—	—	—	—	—	—

(1)    We estimate the amounts shown in this column by assuming the achievement of the threshold level for the least-weighted performance measure used in our AIP and by multiplying 2024 base salary by 12.50% for Mr. Leidwinger; 7.50% for Mr. Martin; 11.00% for Ms. Stephenson; 5.00% for Mr. Hernandez; and 7.50% for Ms. Madsen.
(2)    We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance measures used in our AIP and by multiplying 2024 base salary by 125% for Mr. Leidwinger; 75% for Mr. Martin; 110% for Ms. Stephenson; 50% for Mr. Hernandez; and 75% for Ms. Madsen.
(3)    We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance measures used in our AIP and by multiplying 2024 base salary by 187.5% for Mr. Leidwinger; 112.5% for Mr. Martin; 165% for Ms. Stephenson; 75% for Mr. Hernandez; and 112.5% for Ms. Madsen.

(4)    We estimate the amounts shown in this column by assuming the achievement of the threshold level for only the lowest weighted performance measure under our 2024 PSUs.
(5)    Amounts in this column represent the aggregate grant date fair value for RSUs and PSUs granted during 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date fair value for RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(6) Represents PSUs that are scheduled to vest on the third anniversary of the grant date only if and to the extent the Company achieves performance goals relating to Core Earnings, Written Premium Growth, Net Loss Ratio, Underwriting Expense Ratio, and Adjusted ROE over the 2024-2026 performance period.
(7)    Represents a grant of RSUs that are scheduled to vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(8)    There is no specific grant date for awards under our AIP. We paid awards based on our 2024 performance during the first quarter of 2025. Please see Compensation Discussion and Analysis in this Proxy Statement for further information regarding the AIP. Actual amounts paid to each named executive officer under our AIP for 2024 are shown in the Summary Compensation Table — 2024 in this Proxy Statement and were calculated based on each individual’s base salary for 2024.
(9)    These PSUs granted October 29, 2024, will vest on October 29, 2027, and are reported      assuming target achievement. These additional PSUs were approved by the Board of Directors due to an inadvertent oversight that Mr. Leidwinger's long term incentive plan award for 2024 was inadvertently set in March 2024 at an amount that was 50 percentage points less (as a percentage of his base salary) than his long term incentive plan award for 2023, which was not the intention of the Board of Directors. The grant date fair value for these RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the grant date.
(10) These RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date. These additional RSUs were approved by the Board of Directors due to an inadvertent oversight that resulted in Mr. Leidwinger's long-term incentive plan award for 2024 being set at an amount that was 50 percentage points less (as a percentage of his base salary) than his long term incentive plan award for 2023, which was not the intention of the Board of Directors.
(11)The RSUs represent a replacement equity award granted to Mr. Hernandez in connection with the commencement of his employment to replace equity awards forfeited at his previous employer, which will vest with respect to 7,356 shares on May 15, 2025 and will vest with respect to 9,639 shares on May 15, 2026.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2024.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin J. Leidwinger	8/22/2022	(2)	6,490	3,246	29.45	8/22/2032	—	—	—	—
	8/22/2022	(3)	—	—	—	—	—	—	6,855	195,025
	8/22/2022	(4)	—	—	—	—	3,428	97,527	—	—
	2/24/2023	(2)	11,215	22,431	28.39	2/24/2033	—	—	—	—
	2/24/2023	(5)	—	—	—	—	—	—	26,418	751,592
	2/24/2023	(4)	—	—	—	—	13,209	375,796	—	—
	3/20/2024	(6)	—	—	—	—	—		27,285	776,258
	3/20/2024	(7)	—	—	—	—	27,285	776,258	—	—
	10/29/2024	(8)	—	—	—	—	—		9,095	258,753
	10/29/2024	(9)	—	—	—	—	9,095	258,753	—	—
Eric J. Martin	4/18/2022	(2)	4,086	2,044	29.57	4/18/2032	—	—	—	—
	4/18/2022	(10)	—	—	—	—	0	—	4,518	128,537
	4/18/2022	(4)	—	—	—	—	2,259	64,269	—	—
	2/24/2023	(2)	2,714	5,428	28.39	2/24/2033	—	—	—	—
	2/24/2023	(5)	—	—	—	—	—	—	6,393	181,881
	2/24/2023	(4)	—	—	—	—	3,197	90,955	—	—
	3/20/2024	(6)	—	—	—	—	—	—	11,390	324,046
	3/20/2024	(7)	—	—	—	—	11,390	324,046	—	—
Julie A. Stephenson	1/30/2023	(11)	—	—	—	—	17,835	507,406	—	—
	2/24/2023	(2)	4,344	8,688	28.39	2/24/2033	—	—	—	—
	2/24/2023	(5)	—	—	—	—	—	—	10,232	291,100
	2/24/2023	(4)	—	—	—	—	5,116	145,550		—
	3/20/2024	(6)	—	—	—	—	—	—	14,885	423,478
	3/20/2024	(7)	—	—	—	—	14,885	423,478	—	—
Steven D. Hernandez	5/15/2024	(3)	—	—	—	—	—	—	4,957	141,027
	5/15/2024	(4)	—	—	—	—	4,957	141,027		—
	5/15/2024	(12)	—	—	—	—	16,995	483,508	—	—
Sarah E. Madsen……	2/18/2022	(2)	1,497	749	29.51	2/18/2032	—	—	—	—
	2/18/2022	(13)	—	—	—	—	1,588	45,179	—	—
	2/18/2022	(4)	—	—	—	—	794	22,589	—	—
	2/24/2023	(2)	1,660	3,320	28.39	2/24/2033	—	—	—	—
	2/24/2023	(5)	—	—	—	—	—	—	3,910	111,240
	2/24/2023	(4)	—	—	—	—	1,955	55,620	—	—
	3/20/2024	(6)	—	—	—	—	—	—	6,531	185,807
	3/20/2024	(7)	—	—	—	—	6,531	185,807	—	—

(1)    The market value of shares or units of stock that have not vested reflects a stock price of $28.45, our closing stock price on December 31, 2024, the last trading day of 2024.
(2)    These options vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(3)    These PSUs granted on August 22, 2022, will vest on August 22, 2025, and have a guaranteed minimum vesting level equal to target per the terms of the awards.
(4)    These RSUs cliff vest on the third anniversary of the grant date, subject to the named executive officer’s continued employment through such vesting date.

(5)    These PSUs granted on February 24, 2023, will vest on February 24, 2026, and are reported assuming target achievement.
(6)    These RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(7)    These PSUs granted on March 20, 2024, will vest on March 20, 2027, and are reported assuming target achievement.
(8)    These RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date. These additional RSUs were approved by the Board of Directors due to an inadvertent oversight that Mr. Leidwinger's long term incentive plan award for 2024 was inadvertently set in March 2024 at an amount that was 50 percentage points less (as a percentage of his base salary) than his long term incentive plan award for 2023, which was not the intention of the Board of Directors.
(9) These PSUs granted October 29, 2024, will vest on October 29, 2027, and are reported assuming target achievement. These additional PSUs were approved by the Board of Directors due to an inadvertent oversight that Mr. Leidwinger's long term incentive plan award for 2024 was inadvertently set in March 2024 at an amount that was 50 percentage points less (as a percentage of his base salary) than his long term incentive plan award for 2023, which was not the intention of the Board of Directors.
(10)These PSUs granted on April 18, 2022, will vest on April 18, 2025, and are reported      assuming target achievement. These RSUs vested with respect to 17,835 shares on March 31, 2025.
(11)These RSUs vested with respect to 17,835 shares on March 31, 2025.
(12)    These RSUs represent a replacement equity award granted to Mr. Hernandez in connection with the commencement of his employment to replace equity awards forfeited at his previous employer, which will vest with respect to 7,356 shares on May 15, 2025 and will vest with respect to 9,639 shares on May 15, 2026.
(13)These PSUs granted February 18, 2022, vested on February 18, 2025, and are reported assuming target achievement.
2024 Option Exercises and Stock Award Vesting
The following table represents the number and value of shares acquired by our named executive officers through the exercise of options and vesting of stock awards during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin J. Leidwinger	—	—	5,833	165,949
Eric J. Martin	—	—	4,000	88,120
Julie A. Stephenson	—	—	9,234	201,024
Steven D. Hernandez	—	—	—	—
Sarah E. Madsen	—	—	68	1,654
Pension Benefits
All our employees who are 21 years of age and older automatically participate in our defined-benefit pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100% vested in the plan after completing three years of service. Effective July 1, 2021, the Company amended the defined-benefit pension plan to convert it from a traditional pension plan with a benefits formula based on annual compensation and years of service to a “cash balance” defined-benefit plan. Participants retained all benefits previously accrued under the traditional pension benefit formula. Prior to July 1, 2021, plan benefits equaled 1.25% of an employee’s five-year average annual compensation, plus 0.5% of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Effective July 1, 2021, plan benefits equal 4.0%-7.0% of the participant’s annual compensation for the plan year plus 2.0%-3.5% of the participant’s compensation in excess of covered compensation, in each case, depending on the participant’s years of service. Participants are credited with interest on their balances under the plan at the greater of 2% or the discount rate on the yield of 30-year Treasury securities. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2024 the maximum compensation that could be considered for determining benefits was $345,000.
The normal form of payment under the pension plan is a joint and 50% survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $50,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Distributions will be in the form of a lump-sum cash payment for vested participant balances of $50,000 or less. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6% for each year the participant retires after age 55 and before age 60, and a reduction in benefits of 4% for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. None of our named executive officers are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our pension plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers. As of December 31, 2024, Mr. Leidwinger, Ms. Stephenson, and Mr. Hernandez had not yet satisfied the service requirements to fully vest in the pension plan.
Pension Benefits — 2024

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Kevin J. Leidwinger	United Pension Plan	1	15,810	—
Eric J. Martin	United Pension Plan	2	29,251	—
Julie A. Stephenson	United Pension Plan	1	15,267	—
Steven D. Hernandez	United Pension Plan	—	—	—
Sarah E. Madsen	United Pension Plan	7	96,400	—
Nonqualified Deferred Compensation
The NQDC is a non-qualified deferred compensation plan made available to management, including our named executive officers. Employees participating in the NQDC may elect to defer a portion of their salary, of which the contribution and earnings are immediately vested at 100%.
Notional interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company.
Participant deferrals are 100% vested immediately. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The NQDC allows participants to utilize in-service distributions to satisfy short-term savings goals. Participants can create these in-service payable accounts at the time of initial enrollment or at re-enrollment. The amounts deferred are subject to our creditors. The following table provides information about the participation by each of our named executive officers in the NQDC.
Nonqualified Deferred Compensation — 2024

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Kevin J. Leidwinger
NQDC	56,630	—	6,097	—	111,539
Eric J. Martin
NQDC	120,214	—	13,249	—	186,998
Julie A. Stephenson
NQDC	104,916	—	6,722	—	145,389

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Steven D. Hernandez
NQDC	—	—	—	—	—
Sarah E. Madsen
NQDC	115,773	—	54,812	—	385,007

(1)    All amounts reported in this column were reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table — 2024 in this Proxy Statement.
(2)    The amounts reported in this column do not include any above-market earnings.
(3)    Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2023 and 2022, respectively: Mr. Leidwinger — $45,000, $0; Mr. Martin — $48,400, $0; and Ms. Stephenson — $31,625, $0.
Potential Payments Upon Termination or Change in Control
Change in Control Severance Agreements
The Company has entered into Change in Control Severance Agreements with each of the named executive officers with the exception of Mr. Hernandez. These agreements, among other things, provide for: (1) an 18-month non-competition agreement and (2) in the event of both a change in control and termination of employment by the Company without cause or by the named executive officer for good reason: (a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times the sum of his or her highest annual base salary in effect during the 12-month period prior to his or her termination date plus his or her target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs); (b) the continuation of certain insurance benefits for a period of 18 months; (c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level; and (d) certain outplacement benefits. The Compensation Committee believes that these agreements help accomplish the Company’s compensation objectives of attracting and retaining superior talent through competitive compensation. The Compensation Committee also believes that it is appropriate to provide our named executive officers with the protections afforded by these agreements and that these agreements promote management independence and help retain and focus the named executive officers in the event of a change in control.
Upon termination of employment for any reason, our named executive officers will also receive compensation and benefits pursuant to our pension plan and deferred compensation plans. Such plans and arrangements do not discriminate in scope, terms, or operation in favor of our named executive officers. Our named executive officers are vested in the benefits available under these plans, and therefore do not receive any enhanced benefit as a result of any termination or change in control.
Stephenson Severance Benefit Agreement
In addition to her Change in Control Severance Agreement, Ms. Stephenson was also a party to the Severance Benefit Agreement, which provides that, if Ms. Stephenson’s employment was terminated by the Company without cause (as defined in the Severance Benefit Agreement) prior to January 30, 2025, then, subject to her execution and non-revocation of a release of claims, she would have been entitled to (i) a cash payment equal to the sum of (A) her annual base salary, plus (B) her target bonus under the AIP, payable, in the Company’s discretion, as a lump sum or in equal installments over a one-year period ($1,207,500); (ii) reimbursement of the cost of continued health insurance benefits for Ms. Stephenson and her family for a period of 18 months ($26,549); and (iii) a pro-rated bonus under the AIP for the year in which the termination occurs, based on actual performance ($353,972).
The information in the following tables describes the compensation that would be payable under specific circumstances if our named executive officers’ employment had terminated on December 31, 2024:

Potential Payments Upon Termination or Change In Control — 2024

Name	Death or Retirement ($)(2)	Disability ($)	Change in Control ($)(3)	Termination for Cause ($)	Change in Control With Termination ($)(4)
Kevin J. Leidwinger	4,491,980	3,491,980	3,491,980	—	7,726,958
Eric J. Martin	1,489,926	1,114,221	1,114,221	—	3,036,429
Julie A. Stephenson(1)	2,385,016	1,789,892	1,789,892	—	3,710,020
Steven D. Hernandez(5)	958,061	765,561	765,561	—	1,659,437
Sarah E. Madsen	893,752	606,540	606,540	—	1,945,559

(1)     Please see “Stephenson Severance Benefit Agreement” above for a description and quantification of severance benefits that would be payable to Ms. Stephenson in the event she was terminated by the Company without cause prior to January 30, 2025.
(2)    As of December 31, 2024, none of the named executive officers have achieved normal retirement age under our benefit plans. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable. For the purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(3)    Under their existing Change in Control Severance Agreements, the named executive officers are entitled to payment only if their employment is terminated by any reason other than a Nonqualifying Termination. Nonqualifying Termination is defined to include (a) by the Company for cause, (b) by the named executive officer for reason other than a good reason, (c) the named executive officer’s death, and (d) by the Company due to the executive’s absence from the executive’s duties with the Company on a full-time basis for a period of 180 consecutive days as a result of the executive’s incapacity due to physical or mental illness. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable and based on target performance with respect to the PSUs.
(4)    Per their existing Change in Control Severance Agreements, the amounts reported in this column as separation compensation for the named executive officers equal the sum of (i) 1.5 times the sum of the executive’s highest annual base salary and target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs), (ii) the named executive officer’s target annual bonus, prorated based on the termination date, and (iii) the value attributable to the accelerated vesting of all unvested stock options, RSUs and PSUs, as applicable.
(5)    Under the terms of the existing Change in Control Severance Agreements for the named executive officers, if the payments and benefits they are entitled to receive under these agreements would result in the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code, then their payments and benefits may be subject to reduction. Under their agreements, change in control payments and benefits are reduced by the minimum amount necessary to avoid federal excise tax, if the reduction would result in the named executive officers receiving a higher net after-tax amount. The amounts in this column do not reflect the application of any reduction in payment or benefit according to the terms of the Change in Control Severance Agreements.
(6)    While Mr. Hernandez does not have a Change in Control Severance Agreement, values are included for death, disability and change in control as if such agreement were in place.
In general, we do not make a payment to a participant in our AIP for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairperson of the Board and our Chief Executive Officer, we will pay an AIP payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairperson of the Board and our Chief Executive Officer exercised their discretion to make the payment. The Change in Control Severance Agreements in place for named executive officers state that in the event of a termination of employment by the Company without cause or by the named executive officer for good reason, they will be paid an amount equal to their target payment under our AIP for the year in which the termination occurs, prorated to the date of termination. In this case, termination is presumed to occur on December 31, 2024.
Upon termination of employment due to death or retirement, the Board of Directors may, at its discretion, accelerate the vesting of any unvested option awards. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. Amounts shown are calculated using the fair market value of the stock underlying in-the-money options that would have become exercisable on December 31, 2024, assuming that the Board of Directors accelerated the vesting of all unvested options.
Upon termination of employment due to death, retirement or disability or a change in control not involving termination, the Board of Directors may, at its discretion, accelerate the vesting of any unvested RSU or PSU awards.

Amounts shown assume a voluntary acceleration of vesting by the Board of Directors, with PSUs assumed to be accelerated at target.
The Change in Control Severance Agreements for the named executive officers provide for the continuation of medical, accident, disability, and life insurance benefits with respect to the named executive officer and his/her dependents for a period of 18 months following a change in control at substantially the same level that existed immediately prior to the change in control. The amounts shown for the named executive officers reflect the cost of these benefits as they existed on December 31, 2024.
The Change in Control Severance Agreements for the named executive officers provide for outplacement services for a period of 12 months following a change in control. The cost to the Company of these outplacement services is capped for each executive at $15,000.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kevin J. Leidwinger, our President and Chief Executive Officer as of December 31, 2024.
The median of the annual total compensation of all our employees, excluding Kevin J. Leidwinger, was $100,838 in 2024, calculated in accordance with the Summary Compensation Table rules. To identify the median employee, we compiled total cash compensation identified in our payroll records, excluding equity awards, for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2024. We selected total cash compensation as it reflects the principal form of compensation delivered to all our employees. Further, we annualized cash compensation (other than bonus awards) for permanent full- and part-time employees who were not employed for all of 2024. The annual total compensation of Kevin J. Leidwinger for the purpose of this disclosure is $3,602,216.

Based on this information, for 2024 the ratio of the annual total compensation of Mr. Leidwinger, our President and Chief Executive Officer, to the median of the annual total compensation of all employees is estimated to be 35.7 to 1.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020. In determining the “compensation actually paid” (CAP) to our named executive officers ("NEOs"), SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section by SEC rules. As identified in the footnotes to the table, the determination of CAP includes adjustments to reflect, among other things, period-to-period changes in the accounting value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to or received in the period reported in the table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)	(k)	(j)	(k)
							Value of Initial Fixed $100 Investment Based on: (4)
Year (1)	Summary Compensation Table Total for Current PEO ($)(2)	Summary Compensation Table Total for Former PEO ($)(2)	Compensation Actually Paid to Current PEO ($)(3)	Compensation Actually Paid to Former PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($000s)	Adjusted ROE (%)(6)
2024	$3,602,216	N/A	$4,998,453	N/A	$1,429,453	$1,820,377	$72.60	$152.77	$31,442	7.9%
2023	$2,750,297	N/A	$1,740,613	N/A	$1,452,785	$1,037,819	$51.49	$114.50	$-29,689	-3.8%
2022	$1,551,845	$1,739,780	$1,562,931	$1,468,766	$825,850	$838,313	$68.01	$107.88	$15,031	3.0%
2021	N/A	$2,387,206	N/A	$2,678,683	$865,170	$802,746	$56.44	$118.13	$80,594	7.2%
2020	N/A	$2,118,816	N/A	$686,264	$1,075,628	$475,102	$59.76	$100.89	$-112,706	-13.4%

(1)The Principal Executive Officer (“PEO”) and named executive officers for the applicable years were as follows:

Year	Current PEO	Former PEO	Non-PEO NEOs
2024	Kevin J. Leidwinger		Julie A. Stephenson; Eric J. Martin; Sarah E. Madsen; and Steven Hernandez
2023	Kevin J. Leidwinger		Julie A. Stephenson; Eric J. Martin; Robert F. Cataldo; and Micah Woolstenhulme
2022	Kevin J. Leidwinger	Randy A. Ramlo	Eric J. Martin; Robert F. Cataldo; Jeremy J. Bahl; Micah Woolstenhulme; Randy L. Patten; and Michael T. Wilkins
2021		Randy A. Ramlo	Michael T. Wilkins; Randy L. Patten; Robert F. Cataldo; Micah Woolstenhulme; and Dawn M. Jaffray
2020		Randy A. Ramlo	Michael T. Wilkins; Dawn M. Jaffray; Robert F. Cataldo; and Neal R. Scharmer
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs Leidwinger and Ramlo and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers reported for the applicable year other than the PEOs for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Leidwinger and Ramlo and for the average of the other named executive officers is set forth following the footnotes of this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of Standard & Poor’s 600 Property and Casualty Index. This is the same industry index used for purposes of the Company’s stock price performance graph in its Annual Report to stockholders.
(6)As noted in the CD&A for 2024 the Compensation Committee determined that Adjusted ROE continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the 2024 AIP and 2024 PSUs. Adjusted ROE is our return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments.

	2020		2021		2022			2023		2024
Adjustments	Former PEO	Average non-PEO NEOs	Former PEO	Average non-PEO NEOs	Former PEO	Current PEO	Average non-PEO NEOs	Current PEO	Average non-PEO NEOs	Current PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY (a)	$-570,904	$-316,962	$-856,025	$-282,058	$-297,179	$-919,152	$-296,673	$-1,500,009	$-604,516	$-1,561,248	$-517,447
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End (b)	$244,579	$150,389	$678,624	$221,278	$52,121	$758,427	$232,501	$853,662	$325,097	$2,605,123	$796,916
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date (c)	$—	$—	$—	$—	$—	$171,811	$32,232	$—	$62,291	$—	$—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End (d)	$-815,303	$-248,518	$60,113	$12,296	$102,827	$—	$33,568	$-326,705	$-180,706	$246,918	$97,360
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date (e)	$-63,206	$-21,734	$379,673	$82,599	$303,084	$—	$40,726	$-42,231	$111	$111,921	$13,671

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End (f)	$—	$—	$-76,166	$-112,552	$-521,131	$—	$-49,924	$—	$-3,439	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$74,600	$16,632	$98,373	$19,217	$64,267	$—	$6,439	$5,600	$4,217	$9,333	$3,159
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY(g)	$-323,233	$-224,026	$-4,867	$-33,855	$—	$—	$—	$—	$-25,286	$-15,810	$-10,288
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans(h)	$20,915	$43,693	$11,752	$30,651	$24,998	$—	$13,594	$—	$7,265	$—	$7,553
TOTAL ADJUSTMENTS	$-1,432,552	$-600,526	$291,477	$-62,424	$-271,013	$11,086	$12,463	$-1,009,684	$-414,966	$1,396,237	$390,924
a.Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
b.Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
c.Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
d.Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
e.Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year, and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
f.Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
g.Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

h.Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
i.See footnote 1 above for the named executive officers included in the average for each year.
Relationship Between Pay and Performance
We believe the compensation actually paid (“CAP”) in each of the years reported above and over the 5-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2024 AIP and our 2024 PSU awards, including our Adjusted ROE performance.

The following graphics reflect the relationship between CAP to our NEOs and our TSR, the TSR of the TSR Peer Group, our Net Income, and our Adjusted ROE during the 5 most recently completed fiscal years.

Compensation Actually Paid Versus Cumulative TSR
Compensation Actually Paid
Total Shareholder Return
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$240.00
$200.00
$160.00
$120.00
$80.00
$40.00
$0.00
2020
2021
2022
2023
2024
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid Versus Net Income
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
Compensation Actually Paid
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
Net Income
2020
2021
2022
2023
2024
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid Versus Adjusted Return on Equity
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
Compensation Actually Paid
15%
10%
5%
—%
-5%
-10%
-15%
Adjusted Return on Equity
2020
2021
2022
2023
2024
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted Return on Equity

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial measures used by the Company to link CAP to the named executive officers for 2024. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the AIP and 2024 PSUs.
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:
•Adjusted Return on Equity,
•Written Premium Growth,
•Core Earnings,
•Net Adjusted Loss Ratio, and
•Underwriting Expense Ratio.

DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation.
Annual Retainer, Committee Meetings and Expenses
For the 12-month period beginning with the 2024 Annual Meeting, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, the Vice Chairman of our Board of Directors, the chairpersons of the standing committees of our Board of Directors (other than the Executive Committee) and the members of each standing committee each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. We also reimburse business expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.
Non-Employee Director Fee Schedule — 2024

Fee Type	Amount Paid ($)
Base Annual Retainer – All Directors	80,000
Additional Annual Retainer – Chairperson of the Board	50,000
Additional Annual Retainer – Vice Chairperson of the Board	20,000
Additional Annual Retainer – Audit Committee Chair	20,000
Additional Annual Retainer – Compensation Committee Chair	12,500
Additional Annual Retainer – Nominating and Governance Committee, Investment Committee, and Risk Management Committee Chairs	10,000
Additional Annual Retainer – Members of Compensation Committee and Audit Committee	5,000
Additional Annual Retainer – Members of Executive Committee, Nominating and Governance Committee, Investment Committee, and Risk Management Committee	4,000
Annual Equity Grant (Grant Date Fair Value) (1)	75,000
Reimbursement for travel and other expenses related to service as a director	As incurred

(1)    In May 2024, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each then-serving non-employee director of 3,219 RSUs under our Non-Employee Director Plan. These RSUs vest one year after their grant date, subject to the director’s continued service.

The following table shows individual non-employee director compensation during 2024:
Non-Employee Director Compensation — 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Compensation ($)
John-Paul E. Besong	89,000	73,837	—	—	162,837
Scott L. Carlton	103,000	73,837	—	—	176,837
Brenda K. Clancy	114,000	73,837	—	—	187,837
Christopher R. Drahozal	98,000	73,837	—	—	171,837
Matthew Foran	93,000	73,837	—	—	166,837
Mark A. Green	102,000	73,837	—	—	175,837
Lura E. McBride	91,000	73,837	—	—	164,837
George D. Milligan	107,000	73,837	—	—	180,837
James W. Noyce	148,000	73,837	—	—	221,837
Susan E. Voss	105,500	73,837	—	—	179,337

(1)    Stock awards represented in this column are scheduled to vest on May 15, 2025, and are subject to forfeiture until vested. Aggregate RSUs outstanding at December 31, 2024 for each of the following non-employee directors was: Besong — 3,219, Carlton — 3,219, Clancy — 3,219, Drahozal — 3,219, Foran — 3,219, Green — 3,219, McBride — 3219, Milligan — 3,219, Noyce — 3,219, and Voss — 3,219. On December 31, 2024, Mr. Noyce’s plan balance under the Directors’ Deferred Compensation Plan, including any accrued dividends, represented 4,286 phantom stock units.
(2)    Amounts in this column represent the aggregate grant date fair value for restricted stock granted during 2024 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(3)    All options held by non-employee directors expired in May 2024 and no other options were issued after 2013; therefore, there are no outstanding options held by Board members as of December 31, 2024.
Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (the “Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100% of the annual retainer fee they receive for service on our Board of Directors.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 of the year prior to the plan year for which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payment date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on the last trading day of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to acquire a more meaningful stake in our Company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’ Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at the last trading day of the year the director ceases to serve as a director.

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2025 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - John-Paul Besong (Class B Director)	☐	☐	☐
02 - Matthew R. Foran (Class B Director)	☐	☐	☐
03 - James W. Noyce (Class B Director)	☐	☐	☐

Directors Besong, Foran, and Noyce are standing for election as Class B directors with a three-year term.

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1 U P X

044I4D

2025 Annual Meeting of United Fire Group, Inc. Shareholders

The 2025 Annual Meeting of Shareholders of Fire Group, Inc will be held on May 21, 2025 10:00 a.m. CT., virtually via the Internet at https://meetnow.global/MA5DAKF.

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United Fire Group, Inc.

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Notice of 2025 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2025, 10 a.m. Central Time, virtually via the Internet at https://meetnow.global/MA5DAKF.

Eric J. Martin and Sarah E. Madsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of United Fire Group, Inc. to be held on May 21, 2025 at 10 a.m. Central Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees identified in Proposal 1 and FOR Proposals 2 and 3.

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